Exhibit 10.28

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(2008 RESTATEMENT)

TABLE OF CONTENTS (continued)

ii

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(2008 RESTATEMENT)

INTRODUCTION

This BancWest Supplemental Executive Retirement Plan (“Plan”) is an unfunded deferred compensation arrangement solely for a select group of management or highly compensated employees of BancWest Corporation (“Company”) and its affiliates. This 2008 Restatement of the Plan, which is effective January 1, 2005, consists of two parts, the BancWest Corporation Supplemental Executive Retirement Plan Part A (“Part A”) and the BancWest Corporation Supplemental Executive Retirement Part B (“Part B”). Part A governs Pre-2005 Benefits, as defined in the Plan (except as otherwise provided in Part B). Part B governs Post-2004 Benefits, as defined in the Plan.

The Company intends that Part A shall not be subject to the requirements of Section 409A of the Internal Revenue Code and that Part B shall be subject to such requirements. Each reference in the Plan to Code Section 409A shall also be considered a reference to guidance and regulations issued by the Internal Revenue Service or Department of Treasury with respect to Code Section 409A. In the event of any inconsistency between the provisions of the Plan and the requirements of Code Section 409A, as interpreted by the Treasury Department and the Internal Revenue Service in guidance issued thereunder, the provisions of the Plan shall be applied in a manner consistent with the requirements of Code Section 409A.

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PART A

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PART A

INTRODUCTION

The BancWest Corporation Supplemental Executive Retirement Plan Part A governs Participants’ Pre-2005 Benefits, as defined in Part A.

ARTICLE I

DEFINITIONS

As used herein the following terms shall have the following meanings unless the context clearly requires otherwise.

1.1                               “Actuarial Equivalent” means equivalence in value between two or more forms and/or times of payment based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination.

1.2                               “Affiliate” means (i) a corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) an entity under common control (within the meaning of Section 414(c) of the Code) with the Company; (iii) a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and the regulations thereunder.

1.3                               “Beneficiary” means the person or persons designated by the Participant in writing on a form furnished by and filed with the Committee. If a Participant fails to make any designation, the person so designated shall not survive the Participant, or the legal entity so designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the estate of the Participant.

1.4                               “Board” means the Board of Directors of the Company.

1.5                               “Change of Control” means any of the following:

(a)                                 Any “person” (within the meaning of Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof) other than those listed in items (i), (ii), or (iii) of this Section becomes the “beneficial owner” (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s securities then outstanding.

(i)                                     The Trustees under the Will of the Estate of Samuel M. Damon, deceased, and any other persons acting together with them.

(ii)                                  A trustee or fiduciary holding Shares under an employee benefit plan of the Company or a Subsidiary.

(iii)                               A corporation owned directly or indirectly by the stockholders of the Company (in substantially the same proportions as their ownership of Shares) becomes the beneficial owner (within the meaning of said Rule 13d-3), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s securities then outstanding.

(b)                                 During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof.

(c)                                  The stockholders of the Company approve:

(i)                                     A plan of complete liquidation of the Company;

(ii)                                  An agreement for the sale or disposition of all or substantially all the Company’s assets; or

(iii)                               A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least 80% of the combined voting power of the stock that is outstanding immediately after such merger, consolidation, or reorganization, unless the Board determines by a majority vote prior to such merger, consolidation, or reorganization that no Change of Control will occur as a result of such transaction.

(d)                                 The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Participant, is tantamount to a Change of Control.

A Change of Control shall occur on the first day on which any of the preceding conditions has been satisfied.

However, notwithstanding the above, in no event shall a Change of Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change of Control transaction. A Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if he is an equity participant in the purchasing company or group, except for (i) passive ownership of less than 3% of the common stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change of Control by a majority of the continuing Directors who are not employees of the Company or a Subsidiary. For purposes of this Section 1.5, “Shares” means shares of common stock of the Company, “Director” means any individual who is a member of the Board and “Subsidiary” means any corporation, partnership, joint venture, or business trust of which 50% or more of the control thereof is owned directly or indirectly by the Company.

1.6                               “Code” means the Internal Revenue Code of 1986, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

1.7                               “Committee” means the Executive Compensation Committee of the Board.

1.8                               “Company” means BancWest Corporation.

1.9                               “Compensation” means base salary, plus annual bonuses under the Company’s Incentive Plan for Key Employees (or, for those who do not participate in the Incentive Plan for Key Employees, bonuses under other short-term incentive plans involving award cycles of one year or less), that are paid by a Participating Employer to a Participant or deferred by the Participant under the Company’s Deferred Compensation Plan. If more than one such annual bonus is paid or so deferred (or deemed paid or deferred by application of this sentence) in any 12-month period, only the annual bonus paid or deferred latest in the 12-month period will be treated as “Compensation” for that period, and such earlier annual bonus will be treated as “Compensation” for purposes of the immediately preceding 12-month period, so as to avoid distorting the level of the Participant’s Compensation. Such items of Compensation shall include any amount that is contributed by a Participating Employer pursuant to a salary reduction agreement and is not includible in the Participant’s gross income under Section 125 or 402(e)(3) of the Code, and any salary reduction or bonus deferral elected by a Participant under a nonqualified plan sponsored by a Participating Employer. “Compensation” shall not include any items not specifically defined as Compensation in this Section 1.9. For example, “Compensation” shall not include lump sum vacation cashouts, income received or recognized in connection with option or discounted stock purchase programs, payments under long-term incentive plans, amounts paid as automobile or other allowances, insurance premiums paid on a Participant’s behalf or amounts paid to offset tax liabilities.

1.10                        “Credited Service” means the Participant’s years of Credited Service under the Retirement Plan as of December 31, 1995 plus one additional year of Credited Service for each calendar year thereafter during which the Participant is credited with a year of Credited Service under Article II of this Plan. For purposes of calculating a Participant’s Supplemental Retirement Benefit (but without duplication of service otherwise credited in accordance with Section 2.1), “Credited Service” shall also include any prior service credit to be provided pursuant to Section 7.5, whether such prior service relates to periods before or after December 31, 1995.

1.11                        “Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or to be of long, continued and indefinite duration.

1.12                        “Early Retirement Date” means the first day of the calendar month coincident with or following the Participant’s attainment of age 55 and completion of ten years of Vesting Service, provided that a Participant who has attained at least age 55 and completed five or more years of employment with the Participating Employers may retire early with the consent of the Committee.

1.13                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any other provision of law of similar purport as may at any time be substituted therefor.

1.14                        “Excess Benefit Plan” means the Bank of the West Excess Benefit Plan or the First Hawaiian Bank Excess Benefit Plan. Any reference to Excess Benefit Plan is a reference to both Plans described in the previous sentence.

1.15                        “Final Average Compensation” means the average annual rate of Compensation of a Participant during the 60 consecutive calendar months out of the last 120 calendar months of employment with the Participating Employers that results in the highest such average. If a Member has fewer than 60 consecutive calendar months of Credited Service, his Final Average Compensation shall be the average annual rate of his Compensation on the first day of the month during each month of his Credited Service. If a Member has at least 60 consecutive calendar months of Credited Service but less than 120 months of Credited Service, his Final Average Compensation shall be the average annual rate of his Compensation on the first day of the month during each of the 60 consecutive calendar months of Credited Service that results in the highest such average. Final Average Compensation of a Participant will be determined as of December 31, 2004 (or such earlier date as is described in this Section 1.15).

1.16                        “Future Plan” means the BancWest Corporation Future Plan.

1.17                        “Grandfathered Participant” means a Participant listed on Exhibit I to the Plan.

1.18                        “Grandfathered Supplemental Account” means an account recording the amount allocated to a Grandfathered Participant pursuant to Section 3.1 of this Plan as it existed on December 31, 1997 and such additional amounts as may be allocated to a Participant under Section 4.1 of the Plan.

1.19                        “Grandfathered Supplemental Accrued Benefit” means a benefit determined pursuant to Section 4.2 of the Plan.

1.20                        “Hour of Service” means an Hour of Service as defined in the Savings Plan. A Participant shall be credited with 173.33 Hours of Service for each calendar month during which he completes at least one Hour of Service.

1.21                        “Normal Retirement Date” means the first day of the calendar month coincident with or following the Participant’s attainment of age 65.

1.22                        “Participant” means any person who was selected for participation in the Plan and is entitled to receive benefits under the Plan. The Committee designated whether a Participant is a Group I or Group II Participant.

1.23                        “Participating Employer” means the Company and any other employer which, with the Company’s permission, has adopted the Plan.

1.24                        “Plan” means the BancWest Corporation Supplemental Executive Retirement Plan Part A, as set forth herein and as amended from time to time.

1.25                        “Plan Administrator” means such person (including an employee, who may also be a Participant), committee, or entity as may be appointed from time to time by the Committee and charged with such responsibilities of Plan administration as are determined by the Committee, pursuant to Section 8.1.

1.26                        “Plan Year” means the calendar year.

1.27                        “Pre-2005 Benefits” means the Participant’s “Grandfathered Supplemental Account”, “Grandfathered Supplemental Accrued Benefit (Pre-2005 Benefits),” “Supplemental Retirement Benefit (Pre-2005 Benefits)” and “Article VII Benefit (Pre-2005 Benefits).” Each of the benefits described in the previous sentence shall be equal to the greater of (i) the present value of the benefits to which the Participant would have been entitled under the Plan, if the Participant had voluntarily terminated services on December 31, 2004 and received a payment of such benefits on the earliest possible date permitted under the Plan (in the form of benefits that would have provided the maximum value) or (ii) the present value of the benefits to which the Participant actually becomes entitled in the form and at the time actually paid, determined under the terms of the Plan (including, without limitation, the applicable limits under the Code), as in effect on October 3, 2004, without regard to any further services rendered by the Participant after December 31, 2004 or any other events affecting the amount of or entitlement to benefits (other than a Participant election with respect to the time or form of an available benefit).

1.28                        “Profit Sharing Contribution” means a Profit Sharing Contribution to the Savings Plan and “Profit Sharing Account” means the account to which such contributions were allocated.

1.29                        “Retirement Plan” means the Employees’ Retirement Plan of BancWest Corporation as amended from time to time.

1.30                        “Savings Plan” means the BancWest Corporation 401(k) Savings Plan, (formerly known as the First Hawaiian, Inc. Profit Sharing Plan), including such amendments as may be made from time to time.

1.31                        “Supplemental Retirement Benefit” means a benefit determined pursuant to Article V of this Plan.

1.32                        “Target Retirement Amount” means the amount determined by multiplying the Participant’s Final Average Compensation by his target percentage. The Target Retirement Amount will be used as a target from which other forms of retirement benefits are subtracted, as provided in Article V, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. A Group I Participant’s target percentage shall equal 60% multiplied by a fraction, the numerator of which is the Participant’s years of Credited Service, not to exceed 20, and the denominator of which is 20. A Group II Participant’s target percentage shall equal 50% multiplied by a fraction, the numerator of which is the Participant’s years of Credited Service, not to exceed 25, and the denominator of which is 25. In all cases, the adjusted target percentage shall be rounded to four decimal places.

1.33                        “Vesting Service” means a period for which vesting credit is granted pursuant to Article II of this Plan.

ARTICLE II

SERVICE RULES

Section 2.1                                    Credited Service.

For employment on or after January 1, 1996, one year of Credited Service shall be granted for each calendar year during which a Participant is credited with at least 1,000 Hours of Service, including employment prior to the date participation in this Plan commenced.

Section 2.2                                    Vesting Service.

One year of Vesting Service shall be granted for a Plan Year commencing on or after January 1, 1998 during which a Participant is credited with at least 1,000 Hours of Service. A Participant shall not accrue Vesting Service for any Plan Year prior to the Plan Year in which he initially becomes eligible to participate under Section 3.2 of this Plan and accrues a Supplemental Retirement Benefit.

Section 2.3                                    Termination of Employment.

If a Participant terminates employment with the Participating Employers prior to becoming vested in his Supplemental Retirement Benefit that accrued after December 31, 1997, all of his Credited Service and Vesting Service shall be disregarded for purposes of determining his Supplemental Retirement Benefit.

ARTICLE III

PARTICIPATION AND VESTING

Prior to January 1, 2005, the Committee selected employees of a Participating Employer to be Participants in this BancWest Corporation Supplemental Executive Retirement Plan (“Part A”). No employee who was not a Participant in Part A before January 1, 2005 will become a Participant in Part A on or after such date.

Section 3.1                                    Grandfathered Benefits.

(a)                                 A Grandfathered Participant shall participate in this Plan as to his Grandfathered Supplemental Account and Grandfathered Supplemental Accrued Benefit. No other Participants shall be entitled to a Grandfathered Supplemental Account or a Grandfathered Supplemental Accrued Benefit.

(b)                                 A Grandfathered Participant’s vested interest in his Grandfathered Supplemental Account shall be the same percentage as his vested interest in his Profit Sharing Account in the Savings Plan. A Grandfathered Participant’s vested interest in his Grandfathered Supplemental Accrued Benefit shall be 100%.

Section 3.2                                    Supplemental Retirement Benefit.

(a)                                 (1)                                 Eligibility to be a Participant in this Plan and accrue a Supplemental Retirement Benefit shall be limited to those employees who are designated by the Committee. The Committee shall designate whether the Participant is to participate as a Group I Participant or a Group II Participant.

(2)                                 The Committee may, in its absolute discretion, designate that a Participant shall cease to be eligible to accrue a Supplemental Retirement Benefit. In such a case, the Participant’s Supplemental Retirement Benefit shall be limited to the amount thereof accrued prior to the date designated by the Committee.

(b)                                 A Participant shall become 100% vested in his Supplemental Retirement Benefit upon the first to occur of his (i) attainment of age 65 or (ii) completion of five years of Vesting Service. A Participant shall forfeit his Supplemental Retirement Benefit if he terminates employment with the Participating Employers prior to attaining age 65 or completing five years of Vesting Service.

Section 3.3                                    Termination of Participation.

Participation in this Plan shall terminate when a Participant has received all benefits to which he is entitled under this Plan.

ARTICLE IV

GRANDFATHERED BENEFITS

Section 4.1                                    Grandfathered Supplemental Account.

(a)                                 (1)                                 For the 1998 Plan Year, the Participating Employers allocated to the Supplemental Account of a Grandfathered Participant the amount, if any, equal to the difference between (i) the amount of the Profit Sharing Contributions allocable to him for such Plan Year without giving effect to Sections 401(a)(17) and 415 of the Code and using the definition of Compensation in this Plan and (ii) the amount of the Profit Sharing Contributions actually allocated to him under the Savings Plan for such Plan Year. The amount to be allocated to any Grandfathered Supplemental Accounts was not reduced by the amount the Participating Employers were required by law to pay to a governmental taxing authority as the Grandfathered Participant’s portion of any withholding taxes, including taxes imposed on employees by the Federal Insurance Contributions Act of Chapter 21 of the Code. No allocations were made under this Section 4.1(a) for any Plan Year other than the 1998 Plan Year.

(2)                                 A Grandfathered Participant was entitled to an allocation under this Section 4.1(a) for a Plan Year only if one of the following conditions was satisfied:

(i)                                     He was employed by a Participating Employer or an Affiliate as of the last day of such Plan Year;

(ii)                                  He died while in the employ of a Participating Employer or an Affiliate during such Plan Year;

(iii)                               He terminated employment due to a Disability during such Plan Year; or

(iv)                              He was on a leave of absence at the close of such Plan Year and received Compensation during such Plan Year.

(b)                                 The Participating Employers made allocations to a Grandfathered Participant’s Grandfathered Supplemental Account for a Plan Year as of the last day of such Plan Year.

(c)                                  A Grandfathered Participant’s vested interest in his Grandfathered Supplemental Account shall be the same percentage as his vested interest in his Profit Sharing Account.

(d)                                 As of the last day of each Plan Year, the Committee shall adjust the balance, if any, of a Grandfathered Participant’s Grandfathered Supplemental Account as follows: The balance of the Grandfathered Supplemental Account as of the last day of the preceding Plan Year shall be adjusted by multiplying such balance by a number equal to one plus the decimal equivalent of the percentage yield as of the first week of the Plan Year on Treasury notes having five year maturities. The amount so credited shall not be reduced by the amount, if any, the Participating Employers are required by law to pay to a governmental taxing authority as the Participant’s portion of any withholding taxes, including taxes imposed on employees by the Federal Insurance Contributions Act of Chapter 21 of the Code.

(e)                                  A Grandfathered Participant shall be entitled to commence distribution of his Grandfathered Supplemental Account during the Plan Year following his termination of employment with the Participating Employers and the Affiliates. In the case of the death of a Grandfathered Participant, distribution of the vested balance of his Grandfathered Supplemental Account shall be made to his Beneficiary as soon as practicable after the Grandfathered Participant’s death.

(f)                                   A Grandfathered Participant’s Grandfathered Supplemental Account shall be distributed in such form (including, but not limited to, a lump sum or periodic payments) as the Committee shall determine in its sole discretion. A Grandfathered Participant may by written request filed with the Committee prior to his termination of employment with the Participating Employers and the Affiliates that the Committee authorize a distribution of his Grandfathered Supplemental Account in a specific form. A Beneficiary may make a similar request prior to commencement of distribution of the Grandfathered Participant’s Grandfathered Supplement Account. The Committee, in its sole discretion, shall determine whether to grant any such request.

(g)                                  All distributions of Grandfathered Supplemental Accounts shall be reduced by any amount of withholding taxes that the Participating Employers are required by law to withhold.

(h)                                 Withdrawals and loans shall not be permitted from any Grandfathered Supplemental Accounts.

Section 4.2                                    Grandfathered Supplemental Accrued Benefits.

Effective January 1, 2005, the Plan is frozen such that no Grandfathered Supplemental Accrued Benefits accrue to a Grandfathered Participant after December 31, 2004. A Grandfathered Participant is entitled under this Plan to his Grandfathered Supplemental Accrued Benefit (Pre-2005 Benefits), as determined under this Section 4.2.

(a)                                 A Grandfathered Participant shall be credited with a Grandfathered Supplemental Accrued Benefit equal to the difference, if any, between (i) the amount of his vested accrued benefit under the Retirement Plan prior to application of Sections 401(a)(17) and 415 of the Code and using the definition of Compensation in this Plan and (ii) the amount of his vested accrued benefit under the Retirement Plan. Clause (i) of the prior sentence was determined as though Section 1.2 of the Retirement Plan had not been amended by the Board on September 21, 1995.

(b)                                 (1)                                 A Grandfathered Participant shall be entitled to commence distribution of his Grandfathered Supplemental Accrued Benefit as soon as practicable after the later of age 65 or his retirement after age 65.

(2)                                 If a Grandfathered Participant is eligible to retire on an Early Retirement Date, he may request in writing filed with the Committee to have his Grandfathered Supplemental Accrued Benefit commence at a designated date before his 65th birthday. The Committee, in its sole discretion, shall determine whether to grant such request. If the Committee approves such early retirement of a Group I Participant, his early retirement benefit calculated under this Section 4.2(b)(2) shall be reduced by 3% for each year by which the benefit commencement date precedes his 62nd birthday (prorated for partial years on a monthly basis). If the Committee approves such early retirement of a Group II Participant, his early retirement benefit calculated under this Section 4.2(b)(2) shall be reduced by 3% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis).

(c)                                  A Grandfathered Participant’s Grandfathered Supplemental Accrued Benefit, including survivor benefits, shall normally be payable in the same form and at the same times as the payment of his accrued benefit in the Retirement Plan. A Grandfathered Participant may, however, file a written request with the Committee prior to his termination of employment with the Participating Employers and the Affiliates that his Grandfathered Supplemental Accrued Benefit be distributed in a lump sum of Actuarial Equivalent value. The Committee, in its sole discretion, shall determine whether to grant such a request.

(d)                                 If a married Grandfathered Participant with a vested interest in his Grandfathered Supplemental Accrued Benefit dies prior to commencement of the distribution thereof, his surviving spouse shall be entitled to the survivor annuity that would have been payable under the Grandfathered Supplemental Accrued Benefit that would have been payable if the Grandfathered Participant had retired on the day before his death and elected a 50% joint and survivor annuity. A surviving spouse may, however, file a written request with the Committee prior to commencement of payment of such survivor annuity that such benefit be distributed in a lump sum of Actuarial Equivalent value. The Committee, in its sole discretion, shall determine whether to grant such a request.

(e)                                  For purposes of determining an actuarial equivalent form of a Grandfathered Supplemental Accrued Benefit, the definition of “Actuarial Equivalent” in the Retirement Plan shall apply, provided that the amount of lump sum payments of a Grandfathered Supplemental Accrued Benefit shall be determined by using the applicable mortality table and the applicable interest rate. The term “applicable mortality table” means the table prescribed by the Secretary of the Treasury, which table shall be based on the prevailing commissioners’ standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Code). The term “applicable interest rate” means the annual rate of interest on 30 year Treasury securities for the first full calendar month preceding the first day of the Plan Year in which the lump sum distribution occurs.

(f)                                   Withdrawals and loans shall not be permitted from any Grandfathered Supplemental Accrued Benefit.

(g)                                  All distributions of Grandfathered Supplemental Accrued Benefit shall be reduced by any amount of withholding taxes that the Participating Employers are required by law to withhold.

Section 4.3                                    Change In Control.

If the terms of a Change in Control provide that this Plan shall be assumed by the successor organization, then this Plan shall continue in accordance with its terms. If, however, the terms of a Change in Control do not so provide, then immediately prior to the occurrence of such a Change in Control the Plan shall automatically terminate and each Grandfathered Participant shall receive immediately prior to such Change in Control a lump sum distribution of his Grandfathered Supplemental Account and a lump sum of Actuarial Equivalent value of his Grandfathered Supplemental Accrued Benefit.

ARTICLE V

SUPPLEMENTAL RETIREMENT BENEFITS

Effective January 1, 2005, the Plan is frozen such that no Supplemental Retirement Benefits accrue to a Participant after December 31, 2004. A Participant is entitled under this Plan to his Supplemental Retirement Benefit (Pre-2005 Benefits), as determined under this Article V.

Section 5.1                                    Normal Retirement.

(a)                                 If a vested Participant retires on his Normal Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit equal to one twelfth of the Target Retirement Amount less:

(i)                                     The value of his vested interest in the Retirement Plan converted to a monthly life annuity of Actuarial Equivalent value,

(ii)                                  50% of his monthly primary Social Security benefit determined at age 65,

(iii)                               The value of his vested Grandfathered Supplemental Account converted to a monthly life annuity of Actuarial Equivalent value,

(iv)                              The value of his vested Grandfathered Supplemental Accrued Benefit converted to a monthly life annuity of Actuarial Equivalent value,

(v)                                 The value of his vested interest in his Profit Sharing Account in the Savings Plan converted to a monthly life annuity of Actuarial Equivalent value,

(vi)                              The value of his vested interest in his Matching Account in the Savings Plan converted to a monthly life annuity of Actuarial Equivalent value,

(vii)                           The value of his vested interest in the Future Plan converted to a monthly life annuity of Actuarial Equivalent value,

(viii)                        The value of his vested interest in any employer contributions (as adjusted for earnings and losses) to a plan that was merged into the Profit Sharing Plan or the Future Plan converted to a monthly life annuity of Actuarial Equivalent value,

(ix)                              The value of his vested interest in the Excess Benefit Plan converted to a monthly life annuity of Actuarial Equivalent value, and

(x)                                 The value of the amounts described in Section 7.5(b)(ii) attributable to past service.

(b)                                 If the aggregate amount of the reductions in items (i) through (x) of Section 5.1(a) exceeds one twelfth of the Participant’s Target Retirement Amount, the Participant shall not receive a Supplemental Retirement Benefit. A Grandfathered Participant shall, however, be entitled to his Grandfathered Supplemental Account and his Grandfathered Accrued Benefit.

Section 5.2                                    Deferred Retirement.

If a vested Participant retires subsequent to his Normal Retirement Date, the Participating Employer shall pay the Participant a Supplemental Retirement Benefit calculated pursuant to Section 5.1, provided that items (i) through (x) of Section 5.1(a) shall be calculated based upon the Participant’s age and the value of such benefits as of his retirement date.

Section 5.3                                    Early Retirement.

(a)                                 If a vested Participant retires at an Early Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit calculated pursuant to Section, provided that item (ii) of Section 5.1(a) shall be calculated as 50% of the Participant’s primary Social Security benefit projected to be paid at age 65 based on the then current law and assuming that the Participant has level future Compensation.

(b)                                 (1)                                 If a Group I Participant retires with the approval of the Committee, his Target Retirement Amount shall be reduced by 3% for each year by which the benefit commencement date precedes his 62nd birthday (prorated for partial years on a monthly basis). If such a Participant retires without approval of the Committee, his Target Retirement Amount shall be reduced by 5% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). For such a Participant who retires without approval of the Committee, his Target Retirement Amount shall be further reduced by a fraction equal to his actual years of Credited Service at termination over years of Credited Service the Participant would have had at age 65.

(2)                                 If a Group II Participant retires with the approval of the Committee, his Target Retirement Amount shall be reduced by 3% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). If such a Participant retires without approval of the Committee, his Target Retirement Amount shall be reduced by 5% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). For such a Participant who retires without approval of the Committee, his Target Retirement Amount shall be further reduced by a fraction equal to his actual years of Credited Service at termination over years of Credited Service the Participant would have had at age 65.

(c)                                  A Participant may elect to delay the receipt of early retirement benefits if the election is filed at least 30 days before his termination of employment. Benefits may not be delayed beyond age 65.

Section 5.4                                    Early Termination.

(a)                                 If a vested Participant terminates employment prior to his attainment of an Early Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit equal to clause (i) below multiplied by clause (ii) below:

(i)                                     The benefit calculated pursuant to Section 5.1 (adjusted under Section 5.3(b) or (c), as applicable), provided that item (ii) of Section 5.1(a) shall be calculated as 50% of the Participant’s primary Social Security benefit projected to be paid at age 65 based on the then current law and assuming that the Participant has level future Compensation.

(ii)                                  A fraction equal to the Participant’s years of Credited Service at termination of employment over the years of Credited Service he would have had at age 65.

(b)                                 A Participant may elect to delay the receipt of early termination benefits if the election is filed at least 30 days before his termination of employment. Benefits may not be delayed beyond age 65.

Section 5.5                                    Special Benefits.

(a)                                 Effective as of November 1, 2002, each Participant listed on Exhibit II shall be deemed 100% vested in his Supplemental Retirement Benefit, shall be granted three extra years of Credited Service under the Plan for the purpose of determining his Supplemental Retirement Benefit, and upon termination of employment the greater of the Participant’s Compensation for the 12 month period immediately prior to such termination or Final Average Compensation shall be used in determining his Supplemental Retirement Benefit. The Supplemental Retirement Benefit of each such Participant shall commence to be paid at the later of his attainment of age 55 or his date of termination of employment. Such benefit shall be calculated pursuant to Section 5.3 and as if the Participant retired with the approval of the Committee.

(b)                                 A Participant may elect to delay the receipt of benefits provided pursuant to Section 5.5(a) if the election is filed at least 30 days before his termination of employment. Benefits may not be delayed beyond age 65 (or, if later, the date of termination of employment).

Section 5.6                                    Disability Retirement Benefit.

If a Participant terminates employment prior to his Normal Retirement Date as a result of a Disability, the Participating Employer shall pay such Participant a Supplemental Retirement Benefit commencing at his Normal Retirement Date equal to the amount he would have received at such time under Section 5.1. For purposes of this calculation, Vesting Service and Credited Service shall continue to accrue during the period of Disability and the Participant’s Final Average Compensation shall be based only on the amounts earned during the 60 months prior to Disability if this provides the Participant with a greater benefit.

Section 5.7                                    Death Prior to Commencement of Benefit Payments.

Except as otherwise provided in this Section 5.7, if a vested Participant dies prior to commencement of benefit payments under this Plan, the Participating Employer shall pay a supplemental survivor benefit to the Participant’s surviving spouse. The amount of this supplemental survivor benefit shall be equal to one half of the monthly accrued Supplemental Retirement Benefit the Participant would have been entitled to if he had terminated employment as of the date of his death and elected a 50% survivor annuity option. The supplemental survivor benefit shall be payable monthly for the life of the Spouse. No benefits will be paid under this Section 5.7 to the extent that an agreement between the Participant and the Company (or a Participating Employer) provides that the Participant’s surviving spouse shall not be entitled to such benefits.

Section 5.8                                    Benefit Payments.

(a)                                 The normal form of benefit payment shall be a straight life annuity. Subject to Section 5.8(b), the Participant may request one of the following optional benefit forms of Actuarial Equivalent value:

(1)                                 A contingent annuitant option providing for an actuarially reduced amount of monthly income payable to the Participant and providing for the continuance of such income payments in (i) the same amount or (ii) one half of such reduced amount to a contingent annuitant (a person designated by the Participant), if living, after the Participant’s death. Monthly payments to the contingent annuitant shall commence on the first day of the calendar month following the month in which the Participant died, and shall continue monthly with the last payment being due in the calendar month in which the contingent annuitant’s death occurs.

(2)                                 A ten year certain and life option providing for actuarially reduced payments to the Participant for his life, and, if the Participant’s death occurs within a period of ten years after his benefit commencement date, payment of such amount to the person designated by the Participant for the balance of the ten year period.

(3)                                 A Participant who is entitled to a distribution under the Plan and, upon his or her most recent termination of employment with a Participating Employer was an employee of Bank of the West, may elect to receive a fifteen year certain and life option providing for actuarially reduced payments to the Participant for his life, and if the Participant’s death occurs within a period of fifteen years after his benefit commencement date, payment of such amount to the person designated by the Participant for the balance of the fifteen year period.

(4)                                 A Participant who is entitled to a distribution under the Plan and, upon his or her most recent termination of employment with a Participating Employer was an employee of First Hawaiian Bank, may elect to receive substantially equal monthly installments over a period of 15 years.

(5)                                 A lump sum distribution.

(b)                                 A Participant may request an optional form of benefit payment or revoke such a request by filing a written request or revocation with the Committee at least 30 days prior to commencement of the benefit payments. The Committee in its sole discretion shall determine whether to grant a request for an optional form of benefit payment.

Section 5.9                                    Income Tax Withholding.

All distributions under this Article V shall be reduced by any amount of withholding taxes that the Participating Employers are required by law to withhold.

ARTICLE VI

ACCELERATED DISTRIBUTION AND BENEFIT MAKEUP

Section 6.1                                    Accelerated Distribution.

(a)                                 Notwithstanding any other provision of the Plan, at any time a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution of the Actuarial Equivalent of his unpaid vested Grandfathered Supplemental Account, Grandfathered Supplemental Accrued Benefit, and Supplemental Retirement Benefit on the date on which the Committee receives the written request. The amount of such benefits for a Participant who is then currently accruing benefits under this Plan shall be calculated assuming the Participant had terminated without permission on the date the distribution is requested. Each accelerated distribution shall be subject to a penalty equal to 10% of the amount that would otherwise be distributed, and that amount shall be forfeited by the Participant. The amount payable under this Section 6.1 shall be paid in a lump sum within 65 days following the Committee’s receipt of the Participant’s notice. Upon such payment, the Plan’s obligations to the Participant for all benefits accrued to such date shall be extinguished.

(b)                                 If a Participant requests and obtains an accelerated distribution under this Section 6.1 and remains employed by a Participating Employer, the Participant shall cease to accrue further benefits under this Plan for the 12 month period following his request. If the Participant thereafter accrues any additional benefits under this Plan, any future payments shall be calculated in such manner as the Committee shall deem appropriate to prevent duplication of payment for such accelerated distribution.

Section 6.2                                    Excise Tax and Lost Benefit Makeup.

If as a result of participating in the Plan a Participant is required to pay additional excise tax under Section 4999 of the Internal Revenue Code (herein the “Code”) or receives a smaller benefit from any other employee benefit plan as a result of limitation imposed by Section 280G of the Code, then a makeup amount shall be payable from the Plan. This amount shall be equal to the amount of Section 4999 excise tax payable and any lost benefit from such other plan due to Section 280G of the  Code, as a result of participation in the Plan, plus any excise tax and income taxes payable due to this payment.  The Committee and the Participant shall cooperate in good faith in making such determination and in providing the necessary information for this purpose.

Section 6.3                                    Income Tax Withholding.

All distributions under this Article VI shall be reduced by any amount of withholding taxes that the Participating Employers are required by law to withhold.

ARTICLE VII

CERTAIN CONTRACTS AND PRIOR EMPLOYERS

Effective January 1, 2005, the Plan is frozen such that no benefits accrue under this Article VII to a Participant after December 31, 2004. A Participant is entitled under this Plan to his Article VII Benefit (Pre-2005 Benefits), as determined under this Article VII.

Section 7.1                                    Additional Benefits Under Contracts.

In addition to the benefits described in Articles III, IV, V, and VI, this Plan incorporates the provisions of any individual contract between a Participating Employer and a Participant to the extent such contract provides earlier vesting or additional benefits for the Participant under this Plan. This Section 7.1 shall be interpreted and administered so that it neither conflicts with the contractual provisions that promise earlier vesting or additional benefits under this Plan nor results in the payment of duplicate benefits when payments under this Plan and under the contractual provision are considered together.

Section 7.2                                    First Interstate Bank of Hawaii.

As of July 1, 1992, the First Interstate Bank of Hawaii Supplemental Retirement Plan (the “FIHI Plan”) was merged into this Plan. Benefits accrued under the FIHI Plan prior to its merger into this Plan shall be preserved under a separate benefit schedule of this Plan maintained by the Committee and shall be coordinated with other Plan benefits as follows. After the merger of the FIHI Plan into this Plan, no new benefits shall accrue under the provisions of the FIHI Plan or the separate benefit schedule pertaining to it hereunder. In addition, there shall be no duplication of the benefits accrued under the FIHI Plan prior to the merger and benefits that are provided for the same period of service to the same individuals under this Plan. To this end, any payments owed under the separate benefit schedule for the former FIHI Plan shall be determined when Plan benefits are about to commence, and the benefit payable under this Plan to a Participant shall be the greater of his benefit under the FIHI Plan as of July 1, 1992 or his benefit under this Plan calculated from his date of hire with First Interstate Bank of Hawaii to the date of his termination of employment covered by this Plan.

Section 7.3                                    Pioneer Federal Savings Bank.

If a Participant’s accrued benefit in the Retirement Plan includes amounts that accrued prior to January 1, 1994 under the Retirement Pension Plan of Pioneer Federal Savings Bank, his Grandfathered Supplemental Accrued Benefit shall be determined under Section 4.2, provided his Grandfathered Supplemental Accrued Benefit shall be based only on Credited Service (as defined in the Retirement Plan) earned after December 31, 1993.

Section 7.4                                    Certain Bank of the West Employees.

(a)                                 A Section 7.4 Participant shall be entitled to receive a Minimum Benefit if, at the time he retires from the service of the Participating Employers, his annual rate of Earnings exceeds the limitation imposed under Section 401(a)(17) of the Code, he has completed 20 Years of Eligibility Service, and he has attained age 55. The amount of the Minimum Benefit shall be equal to the amount, if any, by which one-twelfth of his Final Pay multiplied by the applicable Replacement Percentage exceeds:

(1)                                 His monthly benefit payment under (i) the BNP US Retirement Plan or any successor plan into which his interest in the BNP US Retirement Plan is transferred or merged and (ii) any other defined benefit plan maintained by a Participating Employer that is qualified under Section 401(a) of the Code; and

(2)                                 His monthly benefit payment under (i) the Bank of the West Excess-Benefit Plan, (ii) this Plan (other than under this Section 7.4), and (ii) any other nonqualified defined benefit plan maintained by a Participating Employer.

(b)                                 For purpose of this Section 7.4:

(1)                                 “Earnings” means for any Plan Year the Section 7.4 Participant’s annual base rate of pay from the Participating Employers as in effect on the first day of such Plan Year.

(2)                                 “Final Pay” means the Section 7.4 Participant’s base salary at the annual rate in effect on the date he retires from the service of the Participating Employers.

(3)                                 “Minimum Benefit” means the benefit determined pursuant to Section 7.4(a).

(4)                                 “Replacement Percentage” means (i) 50% in the case of a Section 7.4 Participant who has attained age 60 at the time he retires from the service of the Participating Employers or (ii) 30% in the case of a Section 7.4 Participant who has attained age 55 but not age 60 at the time he retires from the service of the Participating Employers.

(5)                                 “Section 7.4 Participant” means Don J. McGrath, Douglas C. Grigsby, Richard T. McGoldrick, or Stephen C. Glenn.

(6)                                 “Year of Eligibility Service” means (i) the 7.4 Participant’s Years of Eligibility Service in the BNP US Retirement Plan as of the date BancWest Corporation, a California corporation, is merged with and into the Company plus (ii) his period of continuous service with the Company and its Affiliates that begins on such date and ends on the date he severs employment with the Company and its Affiliates. Eligibility Service shall include any leaves of absence authorized by the Company.

Section 7.5                                    Certain Prior Service Credit.

(a)                                 This Section 7.5 applies only to a Section 7.5 Participant (as defined below).

(b)                                 For purposes of calculating his or her Supplemental Retirement Benefit (i) the Credited Service of a Section 7.5 Participant (but not Vesting Service) shall include prior service credit with respect to that Participant’s period of employment by an Acquired Employer, and (ii) to the extent appropriate to avoid duplication of benefits, the value of all past or future retirement benefits, contributions or other amounts paid or payable with respect to such prior service shall be converted to a monthly life annuity of Actuarial Equivalent value and shall then be deducted from the Section 7.5 Participant’s Target Retirement Amount as contemplated by Section 5.1. The amount of any such Credited Service or related deductions shall be determined by the Committee or its designees in its or their discretion.

(c)                                  “Section 7.5 Participant” means any present or future Participant who became an employee of a Participating Employer prior to December 20, 2001 as the result of the acquisition by the Company or its subsidiaries of stock or assets of an Acquired Employer.  “Acquired Employer” means First Interstate Bank of Hawaii, Pioneer Federal Savings Bank, Bank of the West, Central Bank, SierraWest Bancorp, First Security Bank of New Mexico, N.A., Wells Fargo Bank New Mexico N.A., and First Security Bank of Nevada.

(d)                                 This Section 7.5 shall not affect calculation of Vesting Service or the date Vesting Service commences.  Pursuant to Section 2.2 and Section 3.2, Vesting Service shall not accrue until an employee has been designated as a Participant by the Committee and has satisfied the requirements of Section 2.2.

(e)                                  This Section 7.5 shall not affect calculation of any Grandfathered Supplemental Account or Grandfathered Supplemental Accrued Benefit.

ARTICLE VIII

ADMINISTRATION

Section 8.1                                    Committee And Its Duties.

This Plan shall be administered by the Committee. The Committee shall have the exclusive right and full authority and the complete discretion to (i) interpret the Plan, (ii) decide any and all matters arising under the Plan (including the right to remedy possible ambiguities, inconsistencies or omissions), (iii) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan. The Committee may name an individual as Plan Administrator to perform such duties and functions as the Committee determines in its discretion.

Section 8.2                                    Agents.

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

Section 8.3                                    Binding Effect Of Decisions.

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

Section 8.4                                    Indemnification.

The Participating Employers shall indemnify and hold harmless (and/or insure) the members of the Committee and the Plan Administrator against any and all claims,

loss, damage, expense or liability (including attorneys’ fees) arising from any action or failure to act with respect to this Plan, except in the case of the gross negligence or willful misconduct of the Committee member or Plan Administrator.

Section 8.5                                    Claims For Benefits And Inquiries.

All claims for benefits and all inquiries concerning the Plan, or concerning present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing. If required by the Plan Administrator, an application for benefits must be made on a form prescribed by the Plan Administrator. The Participant or Beneficiary may authorize a representative to act on his or her behalf in pursuing benefit claims, in accordance with procedures established by the Plan Administrator for determining whether an individual is so authorized. All claim determinations shall be made by the Committee in accordance with the Plan provisions.

(a)                                 Denial Of Claims.

In the event any claim for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant of such denial in writing and shall advise the applicant of the right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the applicant,

(1)                                 specific reasons for the denial,

(2)                                 specific references to the Plan provisions on which the denial is based,

(3)                                 a description of any information or material necessary for the claimant to perfect the application, including an explanation of why such material is necessary, and

(4)                                 an explanation of the Plan’s claims review procedure, the time limits applicable under the procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

Such written notice shall be given to the applicant within 90 days (45 days for a claim for Disability benefits) after the Plan Administrator receives the application, unless special circumstances require an extension of time of up to an additional 90 days (30 days for a Disability benefits claim) for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial 90-day period (45-day period for a Disability benefits claim). This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the application for benefits.

(b)                                 Requests For A Review.

Any person whose application for benefits is denied in whole or in part, or such person’s authorized representative, may appeal from such denial by submitting to the Committee a request for a review of the application within 60 days (180 days for a Disability benefits claim) after receiving written notice of such denial from the Plan Administrator. If the claimant does not request a review of the determination within such 60 day period (180 days for a Disability benefits claim), the claimant shall be barred from challenging the determination. The request for a review shall be in writing and shall set forth all of the grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The claimant may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant must be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants.

(c)                                  Decision On Review.

The Committee on appeal must undertake a full and fair review of the claim and consider all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee shall act upon each request for review within 60 days (45 days for a review of a Disability benefits claim) after receipt thereof unless special circumstances require an extension of time of up to an additional 60 days (45 days for a Disability benefits claim) for processing the request. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial 60-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on the application for benefits. If an extension of time is required due to the claimant’s failure to submit information necessary to review the claim, the period of time that the Committee has to review the claim will be tolled from the date on which the notice of extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

Within the time prescribed above, the Committee shall give written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant,

(1)                                 the specific reasons for such denial,

(2)                                 specific references to the Plan provisions on which the decision is based,

(3)                                 a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants, and

(4)                                 a description of any voluntary appeal procedures offered under the Plan, the claimant’s right to obtain information about such procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

In the event that the Committee determines that the application for benefits should not have been denied in whole or in part, the Committee shall take appropriate remedial action as soon as reasonably practicable thereafter.

(d)                                 Rules And Procedures.

The Committee may establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 8.5. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits in whole or in part to do so at the applicant’s own expense.

(e)                                  Exhaustion Of Remedies.

No legal action for benefits under the Plan shall be brought unless and until the applicant (1) has submitted a written claim for benefits; (b) has been notified by the Plan Administrator that the application is denied; (c) has filed a written request for a review of the application in accordance with Section 8.5(b); and (d) has been notified in writing that the Committee has affirmed the denial of the application. However, an action may not be brought by the claimant under Section 502(a) of ERISA if the claimant fails to bring such claim within the period prescribed by law.

ARTICLE IX

AMENDMENT, TERMINATION, MERGER

Section 9.1                                    Amendment.

(a)                                 The Board may at any time amend this Plan. In addition, the Chief Administrative Officer of the Company (or his or her delegate) may adopt such amendments to the Plan that he or she (or his or her delegate) deem necessary or appropriate under the following circumstances: (i) to insure that the Plan meets the requirements of applicable law; (ii) to revise routine day to day procedures under which the Plan is operated; or (iii) to restate the Plan document to incorporate prior amendments.

(b)                                 No Plan amendment shall adversely affect Participants who shall have retired under this Plan prior to such action, nor shall any such amendment have the effect of decreasing the vested percentage or the amount of a Participant’s Grandfathered Supplemental Account, Grandfathered Supplemental Accrued Benefit, or Supplemental Retirement Benefit.

Section 9.2                                    Termination or Partial Termination.

(a)                                 This Plan may be terminated in full or in part by the Board. The board of directors of a Participating Employer may terminate this Plan as to such Participating Employer.

(b)                                 Upon a full or partial termination of this Plan, (i) the Grandfathered Supplemental Account, Grandfathered Supplemental Accrued Benefit, and Supplemental Retirement Benefit of each Participant or retired Participant (or if the Participant or retired Participant has died, the portion of his Grandfathered Supplemental Account, Grandfathered Supplemental Accrued Benefit, and Supplemental Retirement Benefit to which his spouse or other Beneficiary is entitled) shall become vested and nonforfeitable and (ii) the value of his Grandfathered Supplemental Account and the Actuarial Equivalent value of his Grandfathered Supplemental Accrued Benefit and Supplemental Retirement Benefit shall be distributed in a lump sum to the Participant or retired Participant (or if the Participant or retired

Participant has died, his spouse or other Beneficiary) within 30 days of the date of the resolution that terminates this Plan.

Section 9.3                                    Merger or Consolidation.

If this Plan is merged into or consolidated with, or if its assets or liabilities are transferred to, any other plan, the provisions of such subsequent plan must provide that each Participant of this Plan would, if the subsequent plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer, that is equal to or greater than the benefit he would have been entitled to immediately before the merger, consolidation, or transfer.

ARTICLE X

MISCELLANEOUS

Section 10.1                             Unfunded Plan.

(a)                                 The Plan is intended to be an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” within the meaning of Sections 201, 301, and 401 of ERISA, and therefore exempt from the provisions of Parts 2, 3, and 4 of Title I of ERISA. Accordingly, the Plan shall terminate and no further benefits shall accrue hereunder if it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA that is not so exempt. In the event of such termination, all ongoing accruals shall terminate, no additional benefits shall accrue under the Plan, and the amount of each Participant’s vested interest in the Plan shall be distributed to such Participant at such time and in such manner as the Committee, in its sole discretion, determines.

(b)                                 In the event of the Company’s or a Participating Employer’s insolvency, Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company or a Participating Employer, nor shall they be Beneficiaries of, or have any right, claim, or interest in any life insurance policies, annuity contracts, or the proceeds therefrom owned or which may be acquired by the Company or a Participating Employer. In such event, any and all of the Company’s or the Participating Employer’s assets and policies shall be, and remain, the general, unpledged, unrestricted assets of the Company or the Participating Employer. The Company’s and the Participating Employers’ obligations under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

(c)                                  The Participating Employers shall be responsible for the payment of all benefits provided under the Plan. At its discretion, the Company may establish one or more trusts, with such trustees as the Committee may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s and the Participating

Employers’ creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, the Participating Employers shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Participating Employer.

Section 10.2                             Rights of Participants.

(a)                                 No Participant shall, by reason of his participation in this Plan, have any interest in (i) any specific asset or assets of a Participating Employer or an Affiliate or (ii) any stock rights of any kind.

(b)                                 Neither the adoption of this Plan, the making of any allocation or accrual under this Plan, nor any action of a board of directors or the Committee in connection with the Plan shall be held or construed to confer upon any person any legal right to be continued as an officer or employee of a Participating Employer or an Affiliate.

(c)                                  No Participant shall have the right to assign, pledge, encumber, or otherwise dispose of (except to a Beneficiary upon his death) any of his interest in this Plan; nor shall his interest be subject to garnishment, attachment, transfer by operation of law, or any legal process.

Section 10.3                             Misc. Rules.

(a)                                 Wherever used herein the masculine gender shall include the feminine and the singular number shall include the plural, unless the context clearly indicates otherwise.

(b)                                 The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

(c)                                  Wherever a Participating Employer, the Company, or a board of directors is permitted or required to do or perform any act, matter, or thing under the terms of the Plan, it may be done and performed by any officer of a Participating Employer or the Company thereunto duly authorized.

(d)                                 To the extent not preempted by ERISA, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Delaware.

(e)                                  All consents, elections, applications, designations, etc. required or permitted under the Plan must be made on forms prescribed by the Committee, and shall be recognized only if properly completed, executed, and filed with the Committee.

(f)                                   (1)                                 Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the date on which the Committee receives a written notice, in a form and manner acceptable to the Committee, that such person is incompetent or a minor for whom a guardian or other person legally vested with the care of his person or estate has been appointed. If, however, the Committee finds that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of incompetency or because he or she is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother or sister, or to any person or institution considered by the Committee to have incurred expense for such person otherwise entitled to payment. To the extent permitted by law, any such payment so made shall be a complete discharge of liability therefor under the Plan.

(2)                                 If a guardian of the estate of any person receiving or claiming benefits under the Plan is appointed by a court of competent jurisdiction, benefit payments may be made to such guardian provided that proper proof of appointment and continuing qualification is furnished in a form and manner acceptable to the Committee. If a person claiming or receiving benefits under the Plan is a minor, payment may be made to the custodian of an account for such person under the Uniform Gifts to Minors Act. To the extent permitted by law, any such payment so made shall be a complete discharge of any liability therefor under the Plan.

TO RECORD the adoption of this amendment and restatement, BancWest Corporation has executed this document this              .

BANCWEST CORPORATION

Date:	By:

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PART B

(2008 Restatement)

BANCWEST CORPORATION

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN PART B

INTRODUCTION

The BancWest Corporation Supplemental Executive Retirement Plan Part B (“Part B”) governs Participants’ Post-2004 Benefits, as defined in this Part B.

i

ii

TABLE OF CONTENTS (continued)

EXHIBIT I	GRANDFATHERED PARTICIPANTS
EXHIBIT II	SECTION 5.5 PARTICIPANTS ON DECEMBER 20, 2001
EXHIBIT III	OTHER PARTICIPANTS

iii

ARTICLE I

DEFINITIONS

As used herein the following terms shall have the following meanings unless the context clearly requires otherwise.

1.1                               “Actuarial Equivalent” means equivalence in value between two or more forms and/or times of payment based on the following assumptions:

(a)                                 Converting Offsets To Target Retirement Amount;

(i)                                     Except as provided in Section 1.1(a)(ii), for the purpose of converting required offsets to the Target Retirement Amount of account balances under Section 5.1(a), the factors that shall be used are the Code Section 417(e)(3) mortality table and the interest rate used for FAS 87 net periodic cost for the year of determination.

(ii)                                  For the purpose of converting required offsets to the Target Retirement Amount under Section 5.1(a) that relate to a cash balance arrangement, the factors that shall be used are the mortality table determined in accordance with Code Section 417(e)(3) that is applicable as of the distribution date and the applicable interest rate determined in accordance with Code Section 417(e)(3) for the September immediately prior to the Plan Year in which the distribution occurs.

(b)                                 Converting Value Of A Supplemental Retirement Benefit To A Lump Sum. For the purpose of converting the value of a Participant’s Supplemental Retirement Benefit payable as a single-life annuity to a lump sum, the Code Section 417(e)(3) mortality table and the interest rate used for FAS 87 net periodic cost for the year of determination shall be used.

(c)                                  Converting Value of Supplemental Retirement Benefit Payable As Single Life Annuity To Other Forms of Benefit. The actuarial assumptions that would be used with respect to a Participant under the Retirement Plan to convert the value of a single life annuity to another form of benefit (except for a lump sum) shall be used for the purpose of converting a single life annuity under the Plan to another form of Plan benefit (except for a lump sum).

1

(d)                                 Other Assumptions. For all other purposes of the Plan, Actuarial Equivalence shall be based on a determination by an actuary chosen by the Committee, using sound actuarial assumptions at the time of such determination, except as otherwise provided in the Plan.

1.2                               “Affiliate” means (i) a corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company, (ii) an entity under common control (within the meaning of Section 414(c) of the Code) with the Company; (iii) a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, and (iv) any other entity required to be aggregated with the Company pursuant to Section 414(o) of the Code and the regulations thereunder.

1.3                               “Beneficiary” means the person or persons designated by the Participant in writing on a form furnished by and filed with the Committee. If a Participant fails to make any designation, the person so designated shall not survive the Participant, or the legal entity so designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the estate of the Participant.

1.4                               “Board” means the Board of Directors of the Company.

1.5                               “Change In Control Of The Company” and “Change In Control Of A Bank Subsidiary” are defined in this Section 1.5.

(a)                                 “Change In Control Of The Company” means:

(i)                                     any Person, other than (i) a trustee or other fiduciary holding shares under an employee benefit plan of the Company or an affiliate thereof, or (ii) BNP Paribas or any affiliate thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s securities then outstanding;

(ii)                                  a merger or consolidation of the Company with or into another Person or the merger or consolidation of another Person into the Company, as a result of which transaction or series of related transactions (A) any Person (other than BNP Paribas or any affiliate thereof) becomes the Beneficial Owner of more than 50% of the total voting power of all voting securities of the Company (or, if the Company is not the surviving or transferee

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company of such transaction or transactions, of such surviving or transferee company) outstanding immediately after such transaction or transactions, or (B) the shares of Company common stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all voting securities of the Company (or such surviving or transferee company, if not the Company) outstanding immediately after such transaction or transactions; or

(iii)                               the sale of all or substantially all of the assets of the Company and its subsidiaries.

(b)                                 “Change In Control Of A Bank Subsidiary” means:

(i)                                     Any Person, other than (i) a trustee or other fiduciary holding shares under an employee benefit plan of the Company or an affiliate thereof, or (ii) BNP Paribas or any affiliate thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Bank Subsidiary representing more than 50% of the combined voting power of the Bank Subsidiary’s securities then outstanding;

(ii)                                  a merger or consolidation of the Bank Subsidiary with or into another Person or the merger or consolidation of another Person into the Bank Subsidiary, as a result of which transaction or series of related transactions (A) any Person (other than BNP Paribas or any affiliate thereof) becomes the Beneficial Owner of more than 50% of the total voting power of all voting securities of the Bank Subsidiary (or, if the Bank Subsidiary is not the surviving or transferee company of such transaction or transactions, of such surviving or transferee company) outstanding immediately after such transaction or transactions, or (B) the shares of Bank Subsidiary common stock outstanding immediately prior to such transaction or transactions do not represent a majority of the voting power of all voting securities of the Bank Subsidiary (or such surviving or transferee company, if not the Bank Subsidiary) outstanding immediately after such transaction or transactions; or

(iii)                               the sale of all or substantially all of the assets of the Bank Subsidiary and its subsidiaries.

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(c)                                  For purposes of the Plan:

(i)                                     “Bank Subsidiary” means Bank of the West or First Hawaiian Bank.

(ii)                                  “Beneficial Owner” has the same definition as in Rule 13d-3 of the Exchange Act.

(iii)                               “Exchange Act” means the Securities Exchange Act of 1934.

(iv)                              “Person” has the same definition as in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

1.6                               “Code” means the Internal Revenue Code of 1986, as amended from time to time.

1.7                               “Committee” means the Executive Compensation Committee of the Board.

1.8                               “Company” means BancWest Corporation.

1.9                               “Compensation” means base salary, plus annual bonuses under the IPKE, (or, for those who do not participate in either IPKE, bonuses under other short-term incentive plans involving award cycles of one year or less), that are paid by a Participating Employer to a Participant or deferred by the Participant under the Company’s Deferred Compensation Plan. If more than one such annual bonus is paid or so deferred (or deemed paid or deferred by application of this sentence) in any 12-month period, only the annual bonus paid or deferred latest in the 12-month period will be treated as “Compensation” for that period, and such earlier annual bonus will be treated as “Compensation” for purposes of the immediately preceding 12-month period, so as to avoid distorting the level of the Participant’s Compensation. Such items of Compensation shall include any amount that is contributed by a Participating Employer pursuant to a salary reduction agreement and is not includible in the Participant’s gross income under Section 125 or 402(e)(3) of the Code, and any salary reduction or bonus deferral elected by a Participant under a nonqualified plan sponsored by a Participating Employer. “Compensation” shall not include any items not specifically defined as Compensation in this Section 1.9. For example, “Compensation” shall not include lump sum vacation cashouts, income received or recognized in connection with option or

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discounted stock purchase programs, payments under long-term incentive plans, amounts paid as automobile or other allowances, insurance premiums paid on a Participant’s behalf or amounts paid to offset tax liabilities.

1.10                        “Credited Service” means the Participant’s years of Credited Service under the Retirement Plan as of December 31, 1995 plus one additional year of Credited Service for each calendar year thereafter during which the Participant is credited with a year of Credited Service under Article II of this Plan. For purposes of calculating a Participant’s Supplemental Retirement Benefit (but without duplication of service otherwise credited in accordance with Section 2.1), “Credited Service” shall also include any prior service credit to be provided pursuant to Section 7.5, whether such prior service relates to periods before or after December 31, 1995.

1.11                        “Disability” means totally disabled as determined by the Social Security Administration.

1.12                        “Early Retirement Date” means the first day of the calendar month coincident with or following the later of the Participant’s: (i) attainment of age 55; and (ii) completion of at least ten years of Vesting Service (or, if the Participant retires with the consent of the Committee, five or more years of employment with the Participating Employers).

1.13                        “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any other provision of law of similar purport as may at any time be substituted therefor.

1.14                        “Excess Benefit Plan” means the Bank of the West Excess Benefit Plan and the First Hawaiian Bank Excess Benefit Plan.

1.15                        “Financial Hardship” means an unforseeable emergency that is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the

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control of the Participant. For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an unforeseeable emergency. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Also, the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Code Section 152, without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B)) may also constitute an unforeseeable emergency. Except as otherwise provided in this Section 1.15, the purchase of a home and the payment of college tuition are not unforeseeable emergencies. Whether a Participant is faced with a Financial Hardship permitting a distribution under this Section 1.15 is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Financial Hardship may not be made to the extent that such Financial Hardship is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship, or by cessation of deferrals under any other plan.

1.16                        “Final Average Compensation” means the average annual rate of Compensation of a Participant during the 60 consecutive calendar months out of the last 120 calendar months of employment with the Participating Employers that results in the highest such average. If a Participant has fewer than 60 consecutive calendar months of Credited Service, his or her Final Average Compensation shall be the average annual rate of his or her Compensation on the first day of the month during each month of his or her Credited Service. If a Participant has at least 60 consecutive calendar months of Credited Service but less than 120 months of Credited Service, the Participant’s Final Average Compensation shall be the average annual rate of his or her Compensation on the first day of the month during each of the 60 consecutive calendar months of Credited Service that results in the highest such average.

1.17                        “Future Plan” means the BancWest Corporation Future Plan.

1.18                        “Grandfathered Participant” means a Participant listed on Exhibit I to the Plan.

1.19                        “Grandfathered Supplemental Account” is defined in Part A.

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1.20                        “Grandfathered Supplemental Accrued Benefit” means a benefit determined pursuant to Section 4.1 of the Plan.

1.21                        “Hour of Service” means an Hour of Service as defined in the Savings Plan. A Participant shall be credited with 173.33 Hours of Service for each calendar month during which he or she completes at least one Hour of Service.

1.22                        “Identification Date” means December 31 of each calendar year or such other date as determined by the Committee.

1.23                        “Interest” means the amount calculated using the 3-month Treasury Bill spot rate, determined as of the date of a Specified Employee’s Termination Of Employment.

1.24                        “IPKE” means the Bank of the West Incentive Plan for Key Employees, the First Hawaiian Bank Incentive Plan for Key Employees and the BancWest Corporation Incentive Plan for Key Employees.

1.25                        “Normal Retirement Date” means the first day of the calendar month coincident with or following the Participant’s attainment of age 65.

1.26                        “Part A” means the BancWest Corporation Supplemental Executive Retirement Plan Part A.

1.27                        Reserved.

1.28                        “Participant” means any person selected by the Committee to be a Participant in the Plan. The Committee shall designate whether a Participant is a Group I or Group II Participant.

1.29                        “Participating Employer” means the Company and any other employer which, with the Company’s permission, adopts the Plan.

1.30                        “Plan” or “Part B” means the BancWest Corporation Supplemental Executive Retirement Plan Part B, as amended from time to time.

1.31                        “Plan Administrator” means such person (including an employee, who may also be a Participant), committee, or entity as may be appointed from time to time by the Committee and charged with such responsibilities of Plan administration as are determined by the Committee, pursuant to Section 9.1.

1.32                        “Plan Benefits” means all of the benefits payable under Part B.

1.33                        “Plan Year” means the calendar year.

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1.34                        “Pre-2005 Benefits” (and “Grandfathered Supplemental Accrued Benefit (Pre-2005 Benefits)”, “Supplemental Retirement Benefit (Pre-2005 Benefits)” and “Article VII Benefit (Pre-2005 Benefits”)) are defined in Part A.

1.35                        “Post-2004 Benefits” means a Participant’s “Grandfathered Supplemental Accrued Benefits (Post-2004 Benefits)” as determined under Article IV, “Supplemental Retirement Benefit (Post-2004 Benefits)” as determined under Article V and “Article VII Benefits (Post-2004 Benefits)” as determined under Article VII. Notwithstanding any other provision of Part A or Part B, the provisions of Part B shall apply with respect to all of the benefits payable to Mr. Don J. McGrath under both Part A and Part B, including his Pre-2005 Benefits and Post-2004 Benefits.

1.36                        “Retirement Plan” means the Employees’ Retirement Plan of BancWest Corporation, as amended from time to time.

1.37                        “Savings Plan” means the BancWest Corporation 401(k) Savings Plan, as amended from time to time.

1.38                        “Specified Employee” means a specified employee of the Company or a Participating Employer, as defined in Code Section 409A and regulations issued thereunder, as determined by the Committee. An employee who is a “key employee” (as defined in Code Section 409A(a)(2)(B)(i)) at any time during the twelve month period ending on the Identification Date is treated as a Specified Employee for the twelve month period beginning on the first day of the fourth month following the Identification Date (or such prior date as determined by the Committee that is permitted under applicable regulations).

1.39                        “Supplemental Retirement Benefit” means a benefit determined pursuant to Article V of this Plan.

1.40                        “Target Retirement Amount” means the amount determined by multiplying the Participant’s Final Average Compensation by his or her target percentage. The Target Retirement Amount will be used as a target from which other forms of retirement benefits are subtracted, as provided in Article V, to arrive at the amount of the Supplemental Retirement Benefit actually payable to a Participant. A Group I Participant’s target percentage shall equal 60% multiplied by a fraction, the numerator of which is the Participant’s years of Credited Service, not to exceed 20, and the

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denominator of which is 20. A Group II Participant’s target percentage shall equal 50% multiplied by a fraction, the numerator of which is the Participant’s years of Credited Service, not to exceed 25, and the denominator of which is 25. In all cases, the adjusted target percentage shall be rounded to four decimal places.

1.41                        “Termination Of Employment” means a “separation from service” within the meaning of Code Section 409A(a)(2)(A)(i). A Termination Of Employment shall not occur merely by reason of the transfer of employment of a Participant from the Participating Employer to any Affiliate (as defined in Part A).

1.42                        “Trust” means the trust established by the Company, pursuant to a Trust Agreement, to which amounts under the Plan are contributed as set forth in Section 12.3 of the Plan.

1.43                        “Trust Agreement” means the agreement between the Company and a trustee under which the Trust is established.

1.44                        “Vesting Service” means a period for which vesting credit is granted pursuant to Article II of this Plan.

ARTICLE II

SERVICE RULES

Section 2.1      Credited Service.

For employment on or after January 1, 1996, one year of Credited Service shall be granted for each calendar year during which a Participant is credited with at least 1,000 Hours of Service, including employment prior to the date participation in the Plan commenced.

Section 2.2       Vesting Service.

One year of Vesting Service shall be granted for a Plan Year commencing on or after January 1, 1998 during which a Participant is credited with at least 1,000 Hours of Service. A Participant shall not accrue Vesting Service for any Plan Year prior to the Plan Year in which he or she initially becomes eligible to participate under Section 3.2 of this Plan and accrue a Supplemental Retirement Benefit.

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Section 2.3      Termination Of Employment.

If a Participant has a Termination Of Employment with the Participating Employers prior to becoming vested in his or her Supplemental Retirement Benefit that accrued after December 31, 1997, all of the Participant’s Credited Service and Vesting Service shall be disregarded for purposes of determining his or her Supplemental Retirement Benefit.

ARTICLE III

PARTICIPATION AND VESTING

On or after January 1, 2005, the Committee may select employees of a Participating Employer to be Participants in this BancWest Corporation Supplemental Executive Retirement Plan (Part B).

Section 3.1      Grandfathered Benefits.

(a)                                 A Grandfathered Participant shall participate in this Plan as to his or her Grandfathered Supplemental Accrued Benefit. No other Participants shall be entitled to a Grandfathered Supplemental Accrued Benefit.

(b)                                 A Grandfathered Participant’s vested interest in his or her Grandfathered Supplemental Accrued Benefit shall be 100%.

Section 3.2      Supplemental Retirement Benefit.

(a)                                 (1)                                 Eligibility to be a Participant in this Plan and accrue a Supplemental Retirement Benefit shall be limited to those employees who are designated by the Committee. The Committee shall designate whether the Participant is to participate as a Group I Participant or a Group II Participant.

(2)                                 The Committee may, in its absolute discretion, designate that a Participant shall cease to be eligible to accrue a Supplemental Retirement Benefit. In such a case, the Participant’s Supplemental Retirement Benefit shall be limited to the amount thereof accrued prior to the date designated by the Committee.

(b)                                 A Participant shall become 100% vested in his or her Supplemental Retirement Benefit upon the first to occur of his or her (i) attainment of age 65 or

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(ii) completion of five years of Vesting Service. A Participant shall forfeit his or her Supplemental Retirement Benefit if he or she has a Termination Of Employment with the Participating Employers prior to attaining age 65 or completing five years of Vesting Service.

Section 3.3      Termination of Participation.

Participation in this Plan shall terminate when a Participant has received all benefits to which he or she is entitled under this Plan.

ARTICLE IV

GRANDFATHERED BENEFITS

Section 4.1       Grandfathered Supplemental Accrued Benefits.

A Participant’s Grandfathered Supplemental Accrued Benefit (Post-2004 Benefits) will be equal to the Actuarial Equivalent of the value of the benefits determined under this Section 4.1, minus the Actuarial Equivalent of the value of the Participant’s Grandfathered Supplemental Accrued Benefit (Pre-2005 Benefits). Distribution of such benefits will be made as described in Article VIII.

(a)                                 A Grandfathered Participant shall be credited with a Grandfathered Supplemental Accrued Benefit equal to the difference, if any, between (i) the amount of his or her vested accrued benefit under the Retirement Plan prior to application of Sections 401(a)(17) and 415 of the Code and using the definition of Compensation in this Plan and (ii) the amount of his or her vested accrued benefit under the Retirement Plan. Clause (i) of the prior sentence shall be determined as though Section 1.2 of the Retirement Plan had not been amended by the Board of Directors of First Hawaiian, Inc. on September 21, 1995.

(b)                                 If a Grandfathered Participant retires on his or her Early Retirement Date, the Grandfathered Participant’s benefits, as determined under Section 4.1(a), shall be reduced by 3% for each year by which the Participant’s date of commencement of distribution of benefits (or distribution in full) precedes his or her 62nd birthday (for a Group I Participant) or 65th birthday (for a Group II Participant), in each case prorated for partial years on a monthly basis on the date of the Grandfathered Participant’s retirement.

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(c)                                  If a married Grandfathered Participant with a vested interest in his or her Grandfathered Supplemental Accrued Benefit dies prior to commencement of the distribution thereof, his or her surviving spouse shall be entitled to the survivor annuity that would have been payable under the Grandfathered Supplemental Accrued Benefit that would have been payable if the Grandfathered Participant had retired on the day before his or her death and elected to receive a 50% joint and survivor annuity on the day of such retirement.

(d)                                 For purposes of determining an actuarial equivalent form of a Grandfathered Supplemental Accrued Benefit, the definition of “Actuarial Equivalent” in the Retirement Plan shall apply, provided that the amount of lump sum payments of a Grandfathered Supplemental Accrued Benefit shall be determined by using the applicable mortality table and the applicable interest rate. With respect to a distribution of Plan Benefits that begins to be paid (or is paid in full) on or before December 31, 2007, (i) “applicable mortality table” means the table prescribed by the Secretary of the Treasury, which table shall be based on the prevailing commissioners’ standard table (described in Section 807(d)(5)(A) of the Code) used to determine reserves for group annuity contracts issued on the date as of which present value is being determined (without regard to any other subparagraph of Section 807(d)(5) of the Code); and (ii) “applicable interest rate” means the annual rate of interest on 30 year Treasury securities for the September immediately prior to commencement of the Plan Year in which the lump sum distribution occurs. With respect to a distribution of Plan Benefits that begins to be paid on or after January 1, 2008, “applicable mortality table” means the mortality table determined in accordance with Code Section 417(e)(3) that is applicable as of the distribution date and “applicable interest rate” means the interest rate determined in accordance with Code Section 417(e)(3) (using the transition rules described in Code Section 417(e)(3)(D)(iii)) for the September immediately prior to the Plan Year in which the distribution occurs.

(e)                                  Withdrawals or loans shall not be permitted from any Grandfathered Supplemental Accrued Benefit.

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(f)                                   All distributions of benefits to which a Participant is entitled under this Article IV shall be reduced by any amount of taxes required to be withheld by the Participating Employers under applicable law.

ARTICLE V

SUPPLEMENTAL RETIREMENT BENEFITS

Section 5.1       Normal Retirement.

A Participant’s Supplemental Retirement Benefit (Post-2004 Benefits) will be equal to the Actuarial Equivalent of the value of the benefits determined under this Section 5.1 minus the Actuarial Equivalent of the value of the Participant’s Supplemental Retirement Benefit (Pre-2005 Benefits). Distribution of such benefits will be made as set forth in Article VIII.

(a)                                 If a vested Participant retires on his or her Normal Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit equal to one twelfth of the Target Retirement Amount less:

(i)                                     The value of his or her vested interest in the Retirement Plan converted to a monthly life annuity of Actuarial Equivalent value,

(ii)                                  50% of his or her monthly primary Social Security benefit determined at age 65,

(iii)                               The value of his or her vested Grandfathered Supplemental Account converted to a monthly life annuity of Actuarial Equivalent value,

(iv)                              The value of his or her vested Grandfathered Supplemental Accrued Benefit (as determined under Section 4.1) converted to a monthly life annuity of Actuarial Equivalent value,

(v)                                 The value of the Participant’s vested interest in his or her Profit Sharing Account in the Savings Plan converted to a monthly life annuity of Actuarial Equivalent value,

(vi)                              The value of his or her vested interest in his or her Matching Account in the Savings Plan converted to a monthly life annuity of Actuarial Equivalent value,

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(vii)                           The value of his or her vested interest in the Future Plan converted to a monthly life annuity of Actuarial Equivalent value,

(viii)                        The value of his or her vested interest in any employer contributions (as adjusted for earnings and losses) to a plan that was merged into the Savings Plan or the Future Plan converted to a monthly life annuity of Actuarial Equivalent value,

(ix)                              The value of his or her vested interest in an Excess Benefit Plan converted to a monthly life annuity of Actuarial Equivalent value,

(x)                                 The value of the amounts described in Section 7.5(b)(ii) attributable to past service, and

(xi)                              The value of any other benefit provided by the Participating Employer that is related to Credited Service under the Retirement Plan.

(b)                                 If the aggregate amount of the reductions in items (i) through (x) of Section 5.1(a) exceeds one twelfth of the Participant’s Target Retirement Amount, the Participant shall not receive a Supplemental Retirement Benefit. A Grandfathered Participant shall, however, be entitled to his or her Grandfathered Supplemental Account and his or her Grandfathered Accrued Benefit.

Section 5.2      Deferred Retirement.

If a vested Participant retires subsequent to his or her Normal Retirement Date, the Participating Employer shall pay the Participant a Supplemental Retirement Benefit calculated pursuant to Section 5.1, provided that items (i) through (xi) of Section 5.1(a) shall be calculated based upon the Participant’s age and the value of such benefits as of his or her retirement date.

Section 5.3      Early Retirement.

(a)                                 If a vested Participant retires at an Early Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit calculated pursuant to Section 5.1 (determined as of the Early Retirement Date) provided that item (ii) of Section 5.1(a) shall be calculated as 50% of the Participant’s primary Social Security benefit projected to be paid at age 65 based on the then current law and assuming that the Participant has level future Compensation.

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(b)                                 If a Group I Participant retires with the approval of the Committee, his Target Retirement Amount shall be reduced by 3% for each year by which the benefit commencement date precedes his 62nd birthday (prorated for partial years on a monthly basis). If such a Participant retires without approval of the Committee, his Target Retirement Amount shall be reduced by 5% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). For such a Participant who retires without approval of the Committee, his Target Retirement Amount shall be further multiplied by a fraction equal to his actual years of Credited Service at Termination Of Employment over years of Credited Service the Participant would have had at age 65.

(c)                                  If a Group II Participant retires with the approval of the Committee, his Target Retirement Amount shall be reduced by 3% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). If such a Participant retires without approval of the Committee, his Target Retirement Amount shall be reduced by 5% for each year by which the benefit commencement date precedes his 65th birthday (prorated for partial years on a monthly basis). For such a Participant who retires without approval of the Committee, his Target Retirement Amount shall be further multiplied by a fraction equal to his actual years of Credited Service at Termination Of Employment over years of Credited Service the Participant would have had at age 65.

Section 5.4      Early Termination.

If a vested Participant has a Termination Of Employment prior to his or her attainment of an Early Retirement Date, the Participating Employer shall pay the Participant a monthly Supplemental Retirement Benefit at the time set forth in Article VIII in an amount determined by multiplying Section 5.4(a) below by Section 5.4(b) below:

(a)                                 The benefit calculated pursuant to Section 5.1, adjusted as follows:

(i)                                     The benefit shall be reduced in accordance with the first or second sentence (whichever is applicable) of Section 5.3(b) (for a Group I Participant) or Section 5.3(c) (for a Group II Participant).

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(ii)                                  The amount described in Section 5.1(a)(ii) shall be calculated as 50% of the Participant’s primary Social Security benefit projected to be paid at age 65, based on the then current law and assuming that the Participant has level future Compensation.

(iii)                               Except as set forth in Section 5.4(a)(iv), the value of an account balance described in Section 5.1(a) shall be equal to the amount determined on the date of Termination of Employment, increased to the date of commencement of payment of benefits based on the interest rate set forth in Section 1.1(a)(i) on the date of Termination Of Employment and converted to an offset using the factors in Section 1.1(a)(i) on the date of Termination Of Employment.

(iv)                              The value of an offset described in Section 5.1(a) that relates to a cash balance account shall be determined as of the date of commencement of payment of benefits and converted to an offset using the factors described in Section 1.1(a)(ii) on such date.

(b)                                 A fraction equal to the Participant’s years of Credited Service at Termination Of Employment over the years of Credited Service that he or she would have had at age 65. For a Participant listed on Exhibit ll, such fraction shall be equal to one.

Section 5.5      Special Benefits for Exhibit II Participants.

Effective as of November 1, 2002, each Participant listed on Exhibit II shall be deemed 100% vested in his or her Supplemental Retirement Benefit, and shall be granted three extra years of Credited Service for the purpose of determining his or her Supplemental Retirement Benefits. The Supplemental Retirement Benefit of each such Participant who has a Termination Of Employment on or before December 31, 2004 shall be determined using the greater of the Participant’s (i) Compensation for the 12-month period immediately prior to such Termination Of Employment or (ii) Final Average Compensation. The Supplemental Retirement Benefit of each Participant listed on Exhibit II who has a Termination Of Employment on or after January 1, 2005 shall be determined using such Participant’s highest 12 consecutive months of Compensation, which shall not include more than one IPKE bonus (or other annual short-term bonus if not a participant in IPKE) during the last 60 calendar months of his

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or her employment. The Supplemental Retirement Benefit of each Participant listed on Exhibit II shall be calculated pursuant to Section 5.3 as if the Participant was retired with the approval of the Committee.

Section 5.6      Disability Benefit.

If a Participant incurs a Disability, the Participating Employer shall pay the Participant a Supplemental Retirement Benefit equal to the amount the Participant would have received if he or she had retired on his or her Normal Retirement Date under Section 5.1. For purposes of this Section 5.6, Vesting Service and Credited Service shall continue to be credited during the period of Disability and the Participant’s Final Average Compensation shall be based only on the amounts earned during the 60 months prior to Disability if this provides the Participant with a greater benefit.

Section 5.7      Death Prior to Commencement of Benefit Payments.

Except as otherwise provided in this Section 5.7, if a vested Participant dies prior to commencement of benefit payments under this Plan, the Participating Employer shall pay a supplemental survivor benefit to the Participant’s surviving spouse. The amount of this supplemental survivor benefit shall be equal to one-half of the monthly accrued Supplemental Retirement Benefit the Participant would have been entitled to if he or she had a Termination Of Employment as of the date of his or her death and had elected a 50% survivor annuity option. The supplemental survivor benefit shall be payable monthly for the life of the spouse. No benefits will be paid under this Section 5.7 to the extent that an agreement between the Participant and the Company (or a Participating Employer) provides that the Participant’s surviving spouse shall not be entitled to such benefits.

Section 5.8      Tax Withholding

All distributions under this Article V shall be reduced by any amount of taxes required to be withheld by the Participating Employers under applicable law.

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ARTICLE VI

BENEFIT MAKEUP

Section 6.1      Excise Tax and Lost Benefit Makeup.

If as a result of participating in the Plan a Participant is required to pay additional excise tax under Section 4999 of the Code or receives a smaller benefit from any other employee benefit plan as a result of limitation imposed by Section 280G of the Code, then a makeup amount shall be payable from the Plan. This amount shall be equal to the amount of Section 4999 excise tax payable and any lost benefit from such other plan due to Section 280G of the Code, as a result of participation in the Plan, plus any excise tax and income taxes payable due to this payment. The Committee and the Participant shall cooperate in good faith in making such determination and in providing the necessary information for this purpose. Distribution of any amount under this Section 6.1 shall be made as set forth in Article VIII.

Section 6.2      Tax Withholding.

All distributions under this Article VI shall be reduced by any amount of taxes that the Participating Employers are required by law to withhold.

ARTICLE VII

CERTAIN CONTRACTS AND PRIOR EMPLOYERS

Effective January 1, 2005, a Participant’s Article VII Benefit (Post-2004 Benefits) shall be equal to the Actuarial Equivalent of the value of benefits determined under this Article VII minus the Actuarial Equivalent of the value of his or her Article VII Benefits (Pre-2005 Benefits). Distribution of such benefits will be made as described in Article VIII.

Section 7.1      Additional Benefits Under Contracts.

In addition to the benefits described in Article III, Article IV, Article V, and Article VI, this Plan incorporates the provisions of any individual contract between a Participating Employer and a Participant to the extent such contract provides earlier vesting or additional benefits for the Participant under this Plan. This Section 7.1 shall

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be interpreted and administered so that it neither conflicts with the contractual provisions that promise earlier vesting or additional benefits under this Plan nor results in the payment of duplicate benefits when payments under this Plan and under the contractual provision are considered together.

Section 7.2      First Interstate Bank of Hawaii.

As of July 1, 1992, the First Interstate Bank of Hawaii Supplemental Retirement Plan (the “FIHI Plan”) was merged into this Plan. Benefits accrued under the FIHI Plan prior to its merger into this Plan shall be preserved under a separate benefit schedule of this Plan maintained by the Committee and shall be coordinated with other Plan benefits as follows. After the merger of the FIHI Plan into this Plan, no new benefits shall accrue under the provisions of the FIHI Plan or the separate benefit schedule pertaining to it hereunder. In addition, there shall be no duplication of the benefits accrued under the FIHI Plan prior to the merger and benefits that are provided for the same period of service to the same individuals under this Plan. To this end, any payments owed under the separate benefit schedule for the former FIHI Plan shall be determined when Plan benefits are about to commence, and the benefit payable under this Plan to a Participant shall be the greater of his or her benefit under the FIHI Plan as of July 1, 1992 or his or her benefit under this Plan calculated from his or her date of hire with First Interstate Bank of Hawaii to the date of his or her Termination Of Employment covered by this Plan.

Section 7.3      Pioneer Federal Savings Bank.

If a Participant’s accrued benefit in the Retirement Plan includes amounts that accrued prior to January 1, 1994 under the Retirement Pension Plan of Pioneer Federal Savings Bank, his or her Grandfathered Supplemental Accrued Benefit shall be determined under Section 4.1, provided his or her Grandfathered Supplemental Accrued Benefit shall be based only on Credited Service (as defined in the Retirement Plan) earned after December 31, 1993.

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Section 7.4  Certain Bank of the West Employees.

(a)           A Section 7.4 Participant shall be entitled to receive a Minimum Benefit if, at the time he or she retires from the service of the Participating Employers, his or her annual rate of Earnings exceeds the limitation imposed under Section 401(a)(17) of the Code, he or she has completed 20 Years of Eligibility Service, and he or she has attained age 55. The amount of the Minimum Benefit shall be equal to the amount, if any, by which one-twelfth of his or her Final Pay multiplied by the applicable Replacement Percentage exceeds:

(1)           His or her monthly benefit payment under (i) the BNP US Retirement Plan (currently known as the Retirement Plan) or any successor plan into which his or her interest in the BNP US Retirement Plan (currently known as the Retirement Plan) is transferred or merged and (ii) any other defined benefit plan maintained by a Participating Employer that is qualified under Section 401(a) of the Code; and

(2)           His or her monthly benefit payment under (i) the Bank of the West Excess Benefit Plan, (ii) this Plan (other than under this Section 7.4), and (ii) any other nonqualified defined benefit plan maintained by a Participating Employer.

(b)           For purpose of this Section 7.4:

(1)           “Earnings” means for any Plan Year the Section 7.4 Participant’s annual base rate of pay from the Participating Employers as in effect on the first day of such Plan Year.

(2)           “Final Pay” means the Section 7.4 Participant’s base salary at the annual rate in effect on the date he or she retires from the service of the Participating Employers.

(3)           “Minimum Benefit” means the benefit determined pursuant to Section 7.4(a).

(4)           “Replacement Percentage” means (i) 50% in the case of a Section 7.4 Participant who has attained age 60 at the time he or she retires from the service of the Participating Employers or (ii) 30% in the case of a Section 7.4 Participant who has attained age 55 but not age 60 at the time he or she retires from the service of the Participating Employers.

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(5)           “Section 7.4 Participant” means Don J. McGrath, Douglas C. Grigsby, Richard T. McGoldrick, or Stephen C. Glenn.

(6)           “Year of Eligibility Service” means (i) the Section 7.4 Participant’s Years of Eligibility Service in the BNP US Retirement Plan as of the date BancWest Corporation, a California corporation, is merged with and into the Company plus (ii) his or her period of continuous service with the Company and its Affiliates that begins on such date and ends on the date he or she severs employment with the Company and its Affiliates. Eligibility Service shall include any leaves of absence authorized by the Company.

Section 7.5  Certain Prior Service Credit.

(a)           This Section 7.5 applies only to a Section 7.5 Participant (as defined below).

(b)           For purposes of calculating his or her Supplemental Retirement Benefit (i) the Credited Service of a Section 7.5 Participant (but not Vesting Service) shall include prior service credit with respect to that Participant’s period of employment by an Acquired Employer, and (ii) to the extent appropriate to avoid duplication of benefits, the value of all past or future retirement benefits, contributions or other amounts paid or payable with respect to such prior service shall be converted to a monthly life annuity of Actuarial Equivalent value and shall then be deducted from the Section 7.5 Participant’s Target Retirement Amount as contemplated by Section 5.1. The amount of any such Credited Service or related deductions shall be determined by the Committee or its designees in its or their discretion.

(c)           “Section 7.5 Participant” means any present or future Participant who became an employee of a Participating Employer prior to December 20, 2001 as the result of the acquisition by the Company or its subsidiaries of stock or assets of an Acquired Employer. “Acquired Employer” means First Interstate Bank of Hawaii, Pioneer Federal Savings Bank, Bank of the West, Central Bank, SierraWest Bancorp, First Security Bank of New Mexico, N.A., Wells Fargo Bank New Mexico N.A., and First Security Bank of Nevada.

(d)           This Section 7.5 shall not affect calculation of Vesting Service or the date Vesting Service commences. Pursuant to Section 2.2 and Section 3.2, Vesting Service

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shall not accrue until an employee has been designated as a Participant by the Committee and has satisfied the requirements of Section 2.2.

(e)           This Section 7.5 shall not affect calculation of any Grandfathered Supplemental Account or Grandfathered Supplemental Accrued Benefit.

Section 7.6  Tax Withholding

All distributions under this Article VII shall be reduced by any amount of taxes required to be withheld by the Participating Employers under applicable law.

ARTICLE VIII

FORM AND TIME OF DISTRIBUTION OF BENEFITS

Section 8.1  Optional Forms of Distribution.

Except as provided in Sections 8.6 or Section 8.8 (c)(ii), a Participant’s Plan Benefits will be payable to the Participant as he or she elects from among the following forms:

(a)           Single-Life Annuity. An annuity that provides monthly benefits for the Participant’s life only.

(b)           Joint and Survivor Annuity. A contingent annuitant option providing for an actuarially reduced amount of monthly income payable to the Participant and providing for the continuance of such income payments in (i) the same amount or (ii) one-half (or three-fourths) of such reduced amount to a contingent annuitant (a person designated by the Participant), if living, after the Participant’s death. Monthly payments to the contingent annuitant shall commence on the first day of the calendar month following the month in which the Participant died, and shall continue monthly with the last payment being due in the calendar month in which the contingent annuitant’s death occurs.

(c)           Single Life Annuity With Ten-Year Period Certain. A ten-year certain and life option providing for actuarially reduced monthly payments to the Participant for his or her life, and if the Participant’s death occurs within a period of ten years after his or her benefit commencement date, payment of such monthly benefits to the Beneficiary designated by the Participant for the balance of the ten-year period.

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(d)           Single Life Annuity With Fifteen-Year Period Certain. A fifteen year certain and life option providing for actuarially reduced monthly payments to the Participant for his or her life, and, if the Participant’s death occurs within a period of fifteen years after his or her benefit commencement date, payment of such monthly benefits to the Beneficiary designated by the Participant for the balance of the fifteen-year period.

(e)           Single-Life Annuity With Twenty-Year Period Certain. A twenty year certain and life option providing for actuarially reduced monthly payments to the Participant for his or her life, and, if the Participant’s death occurs within a period of twenty years after his or her benefit commencement date, payment of such monthly benefits to the Beneficiary designated by the Participant for the balance of the twenty-year period.

(f)            Installments. Substantially equal monthly installment payments over a period of ten, fifteen or twenty years, as selected by the Participant. If the Participant’s death occurs before the end of the selected period, such installments will continue to be distributed for the remainder of such period to the Participant’s Beneficiary.

(g)           Lump-Sum. A lump-sum distribution.

The value of each of the optional forms described in Section 8.1(b)-(g) shall be the Actuarial Equivalent of the Single-Life Annuity described in Section 8.1(a).

Section 8.2 Participant Elections.

(a)           Elections of Different Optional Forms. A Participant may elect, in accordance with rules and procedures established by the Plan Administrator, that his or her Plan Benefits will be distributed:

(1)           In one optional form, if the Participant has a Termination Of Employment before he or she attains age 65;

(2)           In a different optional form, if the Participant has a Termination Of Employment on or after he or she attains age 65; and

(3)           Subject to the requirements of the following sentence, in an optional form (which may be the same as the form described in (1) or (2)), if the Participant has a Termination Of Employment during the two-year period

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following either a: (i) Change Of Control Of The Company; or (2) Change Of Control Of A Bank Subsidiary. A distribution will be made pursuant to this Section 8.2(a)(3) only if the event set forth in (i) or (ii) of the previous sentence is described in Section 409A(a)(2)(A)(v) of the Code. If such event is not described in Code Section 409A(a)(2)(A)(v), then this Section 8.2(a)(3) will be disregarded in determining the form of Plan Benefits to be distributed to the Participant.

(b)           Deemed Election Of A Participant Who Does Not Submit Required Election. A Participant who does not submit a proper written election within the time (and in accordance with the rules and procedures) described in Section 8.4 shall be deemed to have elected to receive his or her Plan Benefits under this Section 8.2: (i) as a Single Life Annuity, if the Participant is unmarried at the time his or her Plan Benefits begin to be distributed; or (ii) if the Participant is married at the time his or her Plan Benefits begin to be distributed, as a 50% Joint-and-Survivor Annuity with the Participant’s spouse as Beneficiary that provides monthly payments for the Participant’s life, and after the Participant’s death, monthly payments to his or her spouse (if surviving) equal to 50% of the Participant’s monthly payment amount.

Section 8.3 Time Of Distribution Of Plan Benefits.

Except as provided in Sections 8.4, 8.5, 8.6, 8.7, or 8.8, a Participant’s Plan Benefits will begin to be distributed (or distributed in full) as soon as administratively practicable but no later than the end of the 90-day period (on a date determined in the discretion of the Plan Administrator) following the later of his or her: (i) Termination Of Employment or (ii) attainment of age 55.

Section 8.4 Elections Regarding Form Of Benefits.

(a)           Submission Of Written Election. A Participant may make an election described in Section 8.1 by submitting such written election to the Plan Administrator, in accordance with the Plan Administrator’s rules and procedures, no later than the date established by the Plan Administrator and as required under Section 8.4(b).

(b)           Time Of Submission Of Initial Election. An employee who is designated as a Participant may submit his or her written election under Section 8.1 no later than

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January 30th of the Plan Year following the Plan Year in which such designation occurs (or such earlier date as required by the Plan Administrator).

(c)           Subsequent Elections. A Participant may elect to change the elections described in Section 8.1 by submitting a written election to the Plan Administrator, in accordance with the Plan Administrator’s rules and procedures, no later than the date established by the Plan Administrator and subject to the following additional requirements (except as otherwise provided in this Section 8.4(c)):

(1)           The election must be submitted at least 12 months before the date that the distribution was scheduled to be made; and

(2)           The payment with respect to which the election is submitted will be deferred for a period of five years from the date such payment would otherwise have been made. For purposes of this Section 8.4(c)(2) and Code Section 409A, an installment form of distribution described in Section 8.1(f) shall be treated as a single payment.

The requirements in this Section 8.4(c)(1) and (2) shall not apply with respect to an election to change the form of Plan Benefits from one form described in Section 8.1(a)-(e) to another such form.

Section 8.5 Distributions To A Specified Employee.

Notwithstanding any provision to the contrary in the Plan, a distribution of Plan Benefits to which a Participant would otherwise be entitled will be delayed until the earlier of: (i) the first day of the month following the expiration of the six (6)-month period from the date of the Participant’s “separation from service” (as such term is defined in Treasury Regulations issued under Code Section 409A) with a Participating Employer; or (ii) the date of the Participant’s death, if the Committee in good faith determines that the Participant is a Specified Employee at the time of such separation from service and that the delayed commencement is required in order to avoid a prohibited distribution under Code Section 409A(a)(2). Upon the expiration of the applicable Code Section 409A(a)(2) deferral period, all Plan Benefits deferred pursuant to the Plan (whether they would otherwise have been payable in a single sum or in any other form in the absence of such deferral) shall be distributed to the Participant in a lump sum and any remaining Plan Benefits due under the Plan shall be paid in

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accordance with the normal payment dates specified for them under the Plan. The Participant shall be entitled to Interest for the period that the commencement is delayed by reason of Code Section 409A(a)(2).

Section 8.6 Accelerated Distributions.

Subject to the requirements of Section 8.5, in the Committee’s discretion, a Participant’s Plan Benefits may be distributed or commence to be distributed under the following circumstances, subject to the requirements of applicable regulations under Code Section 409A:

(a)           Income Inclusion Under Code Section 409A. If the Plan fails to meet the requirements of Section 409A of the Code and applicable regulations thereunder, a distribution may be made to the Participant in the amount required to be included in income as a result of the failure to comply with such requirements.

(b)           Divestiture. The date of distribution of all or a portion of the value of a Participant’s Plan Benefits may be accelerated to the extent necessary for an employee in the executive branch of the United States federal government to comply with an ethics agreement or to the extent reasonably necessary to avoid the violation of an applicable federal, state, local or foreign ethics law or conflicts of interest law.

(c)           Financial Hardship. Distribution of all or a portion of a Participant’s Plan Benefits may be made as a result of a Financial Hardship. Such amount must be limited to the amount reasonably necessary to satisfy the emergency need (which may include amounts necessary to pay any federal, state, local, or foreign income taxes or penalties reasonably anticipated to result from the distribution). Determinations of amounts reasonably necessary to satisfy the emergency need must take into account any additional compensation that is available under another employee benefit plan that provides for cancellation of a deferral election upon a payment due to an unforeseeable emergency. However, the determination of amounts reasonably necessary to satisfy the emergency need is not required to take into account any additional compensation that due to the unforeseeable emergency is available under another nonqualified deferred compensation plan but has not actually been paid.

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(d)           Other. Distribution of all or a portion of the value of a Participant’s Plan Benefits may be accelerated under such circumstances as are permitted pursuant to applicable guidance under Code Section 409A.

Section 8.7 Delayed Distribution.

In the Committee’s discretion, the distribution of all or a portion of the Participant’s Plan Benefits may be delayed beyond the date otherwise required under the Plan in the following circumstances, subject to the requirements of applicable regulations under Code Section 409A:

(a)           Violation of Applicable Laws. Distribution of all or a portion of the Plan Benefits of a Participant may be delayed in the event the Committee reasonably anticipates that the distribution will violate federal securities laws or other applicable law. Distribution of any amount delayed under this Section 8.7(a) will be made at the earliest date at which the Committee reasonably anticipates that making the payment will not cause a violation of such law.

(b)           Administrative Impracticality. Distribution of all or a portion of the Participant’s Plan Benefits may be delayed if calculation of the amount of the payment is not administratively practicable (such delay must be due to events that are beyond the control of the Participant). Payment of any delayed amount must be made no later than the first Plan Year in which calculation of such amount is administratively practicable.

(c)           Other. Distribution of all or a portion of a Participant’s Plan Benefits may be delayed under such other circumstances as are permitted pursuant to applicable guidance under Code Section 409A.

Section 8.8 Distribution Of Plan Benefits Under Sections 4.1(c), 5.6, 5.7 or 6.1.

(a)           Distribution Under Sections 4.1(c) or 5.7. Distribution of benefits described in Sections 4.1(c) or 5.7 shall be made commencing as soon as administratively practicable, but no later than the end of the 90-day period (on a date determined in the discretion of the Plan Administrator) following the date of the Participant’s death.

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(b)           Distribution Under Section 5.6. Distribution of Plan Benefits described in Section 5.6 shall be made commencing as soon as administratively practicable, but no later than the end of the 90-day period (on a date determined in the discretion of the Plan Administrator) following the Participant’s Normal Retirement Date: (i) as a single Life Annuity, if the Participant is unmarried on such date; or (ii) as a 50% Joint-and-Survivor Annuity (as described in the last paragraph of Section 8.1), if the Participant is married on such date.

(c)           Distribution Under Section 6.1. Distribution of benefits described in Section 6.1 shall be made as follows, subject to the requirements of Section 8.5:

(i)            A makeup amount related to additional taxes that are paid by a Participant will be distributed no later than the end of the Plan Year following the Plan Year in which the Participant pays such taxes (on a date determined in the discretion of the Plan Administrator)

(ii)           A distribution of an amount that is substituted for a benefit under another employee benefit plan as a result of a limitation under Code Section 280G will be distributed at the time it would have been paid under such other employee benefit plan.

Section 8.9 Limited Period To Elect New Form Or Time Of Payment Of Plan Benefits.

Notwithstanding any other provision of the Plan, an individual who is designated as a Participant before January 1, 2009 (and who has not received a distribution of any Plan Benefits under Section 4.1 before such date) may elect (to the extent permitted under applicable Treasury Regulations or other Internal Revenue Service or Treasury Department guidance) a new date or form of distribution of his or her Plan Benefits by submitting a written election to the Plan Administrator (in accordance with rules and procedures established by the Plan Administrator) no later than the date permitted by the Plan Administrator. Such election shall not be treated as a change in the form or timing of payment of a Participant’s Plan Benefits for purposes of Code Section 409A and Section 8.3 of the Plan.

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Section 8.10 Tax Withholding.

The Company shall withhold, from any amount distributed under the Plan, any taxes required to be withheld from such amount under local, state or federal law. In addition, the Company shall withhold any payroll taxes with respect to a Participant’s Plan Benefits at the time and in the amount required to be withheld under applicable local, state or federal law.

Section 8.11 Code Section 409A.

Notwithstanding any provision of the Plan to the contrary, no distributions will be made under the Plan earlier or later than permitted under the requirements of Code Section 409A and no elections regarding Plan Benefits shall be permitted, unless they are permissible under such requirements. This Plan is intended to comply with the applicable requirements of Code Section 409A and shall be interpreted and administered in a manner that is consistent with such intent.

ARTICLE IX

ADMINISTRATION.

Section 9.1 Committee And Its Duties.

This Plan shall be administered by the Committee. The Committee shall have the exclusive right and full authority and the complete discretion to (i) interpret the Plan, (ii) decide any and all matters arising under the Plan (including the right to remedy possible ambiguities, inconsistencies or omissions), (iii) make, amend, interpret and enforce all appropriate rules and regulations for the administration of the Plan and (iv) make all other determinations necessary or advisable for the administration of the Plan, including determinations regarding eligibility for benefits payable under the Plan. A majority vote of the Committee members shall control any decision. Members of the Committee may be Participants under this Plan. The Committee may name an individual as Plan Administrator to perform such duties and functions as the Committee determines in its discretion.

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Section 9.2 Agents.

The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

Section 9.3 Binding Effect Of Decisions.

The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

Section 9.4 Indemnification.

The Participating Employers shall indemnify and hold harmless (and/or insure) the members of the Committee and the Plan Administrator against any and all claims, loss, damage, expense or liability (including attorney’s fees) arising from any action or failure to act with respect to this Plan, except in the case of the gross negligence or willful misconduct of the Committee member or Plan Administrator.

ARTICLE X

CLAIMS PROCEDURE.

Section 10.1 Claims For Benefits And Inquiries.

All claims for benefits and all inquiries concerning the Plan, or concerning present or future rights to benefits under the Plan, shall be submitted to the Plan Administrator in writing. If required by the Plan Administrator, an application for benefits must be made on a form prescribed by the Plan Administrator. The Participant or Beneficiary may authorize a representative to act on his or her behalf in pursuing benefit claims, in accordance with procedures established by the Plan Administrator for determining whether an individual is so authorized. All claim determinations shall be made by the Committee in accordance with the Plan provisions.

Section 10.2 Denial Of Claims.

In the event any claim for benefits is denied in whole or in part, the Plan Administrator shall notify the applicant of such denial in writing and shall advise the

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applicant of the right to a review thereof. Such written notice shall set forth, in a manner calculated to be understood by the applicant,

(a)           specific reasons for the denial,

(b)           specific references to the Plan provisions on which the denial is based,

(c)           a description of any information or material necessary for the claimant to perfect the application, including an explanation of why such material is necessary, and

(d)           an explanation of the Plan’s claims review procedure, the time limits applicable under the procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

Such written notice shall be given to the applicant within 90 days (45 days for a claim for Disability benefits) after the Plan Administrator receives the application, unless special circumstances require an extension of time of up to an additional 90 days (30 days for a Disability benefits claim) for processing the application. If such an extension of time for processing is required, written notice of the extension shall be furnished to the applicant prior to the termination of the initial 90-day period (45-day period for a Disability benefits claim). This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Plan Administrator expects to render its decision on the application for benefits.

Section 10.3 Requests For A Review.

Any person whose application for benefits is denied in whole or in part, or such person’s authorized representative, may appeal from such denial by submitting to the Committee a request for a review of the application within 60 days (180 days for a Disability benefits claim) after receiving written notice of such denial from the Plan Administrator. If the claimant does not request a review of the determination within such 60 day period (180 days for a Disability benefits claim), the claimant shall be barred from challenging the determination. The request for a review shall be in writing and shall set forth all of the grounds on which it is based, all facts and documents in support of the request and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The

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claimant may submit written comments, documents, records and other information related to the benefit claim on appeal. The claimant must be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants.

Section 10.4 Decision On Review.

The Committee on appeal must undertake a full and fair review of the claim and consider all comments, documents, records and other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial benefit determination. The Committee shall act upon each request for review within 60 days (45 days for a review of a Disability benefits claim) after receipt thereof unless special circumstances require an extension of time of up to an additional 60 days (45 days for a Disability benefits claim) for processing the request. If such an extension is required, written notice of the extension shall be furnished to the applicant prior to the end of the initial 60-day period. This notice of extension shall indicate the special circumstances requiring the extension of time and the date by which the Committee expects to render its decision on the application for benefits. If an extension of time is required due to the claimant’s failure to submit information necessary to review the claim, the period of time that the Committee has to review the claim will be tolled from the date on which the notice of extension is sent to the claimant until the date on which the claimant responds to the request for additional information.

Within the time prescribed above, the Committee shall give written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in a manner calculated to be understood by the applicant,

(a)           the specific reasons for such denial,

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(b)           specific references to the Plan provisions on which the decision is based,

(c)           a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the benefit claim. A document is considered relevant to the claim if it (i) was relied upon in making the benefit determination; (ii) was submitted, considered or generated in the course of making the benefit determination, without regard as to whether it was relied upon in making the decision; or (iii) demonstrates compliance in making the benefit decision with the requirement that the benefit determination must follow the terms of the Plan and be consistent when applied to similarly situated claimants, and

(d)           a description of any voluntary appeal procedures offered under the Plan, the claimant’s right to obtain information about such procedures and a statement regarding the claimant’s right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination on appeal.

In the event that the Committee determines that the application for benefits should not have been denied in whole or in part, the Committee shall take appropriate remedial action as soon as reasonably practicable thereafter.

Section 10.5 Rules And Procedures.

The Committee may establish such rules and procedures, consistent with the Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Article X. The Committee may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits in whole or in part to do so at the applicant’s own expense.

Section 10.6 Exhaustion Of Remedies.

No legal action for benefits under the Plan shall be brought unless and until the applicant (a) has submitted a written claim for benefits in accordance with Section 10.1; (b) has been notified by the Plan Administrator that the application is denied; (c) has filed a written request for a review of the application in accordance with Section 10.3; and (d) has been notified in writing that the Committee has affirmed the denial of the application. However, an action may not be brought by the claimant under

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Section 502(a) of ERISA if the claimant fails to bring such claim within the period prescribed by law.

ARTICLE XI

AMENDMENT AND TERMINATION.

Section 11.1 Amendment.

Subject to the requirements of Code Section 409A, the Board may at any time amend the Plan by written instrument (including a retroactive amendment required to comply with Code Section 409A), provided that no amendment shall reduce the value of a Participant’s Plan Benefits as of the date of the amendment. In addition, the Chief Executive Officer of the Company (or his or her delegate) may adopt such amendments to the Plan that he or she (or his or her delegate) deem necessary or appropriate under the following circumstances: (i) to insure that the Plan meets the requirements of applicable law; (ii) to revise routine day to day procedures under which the Plan is operated; or (iii) to restate the Plan document to incorporate prior amendments.

Section 11.2 Company’s Right To Terminate.

Subject to the requirements of Code Section 409A, the Board may at any time terminate the Plan. Such termination will not reduce the value of a Participant’s Plan Benefits as of the date of termination. Distributions will be made as required by regulations issued under Code Section 409A, including, but not limited to the following:

(a)           The termination and liquidation of the Plan must not occur proximate to a downturn in the financial health of the Company;

(b)           The Company must terminate and liquidate all other arrangements required to be aggregated under such regulations;

(c)           No distributions may be made during the twelve months following the date the Company takes all necessary actions to terminate and liquidate the Plan (other than amounts that would have been distributed if such actions had not been taken) and all benefits must be distributed no later than the end of the twenty four month period following the date the company takes such actions; and

(d)           No new plan may be adopted to the extent required under such regulations.

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ARTICLE XII

MISCELLANEOUS.

Section 12.1 Unfunded Plan.

This Plan is an unfunded plan maintained primarily to provide deferred Compensation benefits for a select group of “management or highly-compensated employees” within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, to the extent permitted under Code Section 409A, the Board may remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

Section 12.2 Unsecured General Creditor.

Notwithstanding any other provision of this Plan, Participants and the Participants’ Beneficiaries shall be unsecured general creditors, with no secured or preferential rights to any assets of Company or any other party for payment of benefits under this Plan. Any property held by Company with respect to the Plan, including property for the purpose of generating the cash flow for benefit payments, shall remain the Company’s general, unpledged and unrestricted assets and shall remain subject to the claims of the Company’s general unsecured creditors. The Company’s obligation under the Plan shall be an unfunded and unsecured promise to pay money in the future.

Section 12.3 Establishment Of, And Contributions To, The Trust.

The Company will enter into a Trust Agreement with a trustee selected by the Company under which a Trust will be established. In the discretion of the Company, the Company may contribute to the Trust all or a portion of the value of the Plan Benefits under the Plan. In addition, such amounts will be contributed to the Trust to the extent required under the Trust Agreement. Within 30 days following a Change In Control Of The Company, the value of the Plan Benefits that have not previously been contributed

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to the Trust will be so contributed. Within 30 days following a Change In Control Of A Bank Subsidiary, the value of the Plan Benefits of a Participant who is a current or former employee of such Bank Subsidiary that has not previously been contributed to the Trust will be so contributed. A current (or former employee) of a corporation in which the Bank Subsidiary owns 100% of the common stock immediately prior to the Change In Control of the Bank Subsidiary will be considered an employee (or former employee) under the previous sentence. Although the Trust shall be irrevocable, its assets shall be held for payment of all Company’s general creditors in the event of the Company’s bankruptcy or insolvency. To the extent any Plan Benefits are paid from the Trust, the Company shall have no further obligation to pay them. If not paid from the Trust, such Plan Benefits shall remain the obligation of Company.

Notwithstanding the foregoing or anything in the Trust Agreement to the contrary, in no event shall a contribution be made to the Trust for the purpose of paying any amount to an “applicable covered employee” (as defined in Code Section 409A(b)(3)(D)(i)) during any “restricted period” (as defined in Code Section 409A(b)(3)(B)), if such contribution would result in the imposition of any taxes, penalties or interest on such applicable covered employee under Code Section 409A(b)(3).

Section 12.4 Nonassignability.

Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency.

Section 12.5 No Contract Of Employment.

This Plan shall not constitute a contract of employment between Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in

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the service of Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

Section 12.6 Protective Provisions.

A Participant will cooperate with Company by furnishing any and all information requested by Company, in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Company may deem necessary and taking such other action as may be requested by Company.

Section 12.7 Governing Law.

The provisions of this Plan shall be construed and interpreted under ERISA or other applicable federal law, or, to the extent not preempted by ERISA (or other federal law), the laws of the State of Delaware.

Section 12.8 Validity.

If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

Section 12.9 Notice.

Any notice required or permitted under the Plan shall be made under rules and procedures established by the Committee.

Section 12.10 Successors.

The provisions of this Plan shall bind and inure to the benefit of Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.

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TO RECORD the adoption of this amendment and restatement, BancWest Corporation has executed this document this                                       .

BANCWEST CORPORATION

Date:	By:

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2012-1 AMENDMENT TO BANCWEST CORPORATION SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN

WHEREAS, Banc West Corporation (“Employer”) established the Banc West Corporation Supplemental Executive Retirement Plan (“Plan”) and adopted the 2008 Restatement of the Plan;

WHEREAS, the Employer desires to amend the Plan in certain respects;

NOW, THEREFORE, the Employer amends the Plan as follows, effective as of June 20, 2012.

1.                                      New Section 1.35B is added to Part B of the Plan to read as follows:

1.35B “Redesignated Participant” means a Participant who: (i) the Committee (or the Plan Administrator) designates as a Group I Participant as of a Redesignation Effective Date who will cease to be a Group II Participant immediately prior to such date; or (ii) the Committee (or the Plan Administrator) designates as a Group II Participant as of a Redesignation Effective Date who will cease to be a Group I Participant immediately prior to such date.

2.                                      New Section 1.35C is added to Part B of the Plan to read as follows:

1.35C “Redesignation Effective Date” means the date that a Participant becomes a Redesignated Participant, as specified by the Committee (or the Plan Administrator).

3.                                      The following is added at the end of Section 1.40 of Part B of the Plan:

Notwithstanding the foregoing, the Target Retirement Amount of a Redesignated Participant shall be determined as follows:

(a)                                 The Target Retirement Amount of a Redesignated Participant who is designated as a Group I Participant after having previously been designated as a Group II Participant shall be determined by considering the Redesignated Participant to have been a Group I Participant for the entire period that he or she has been a Participant in the Plan.

(b)                                 The Target Retirement Amount of a Redesignated Participant who is designated as a Group II Participant after having previously been designated as a Group I Participant shall be equal to the sum of the Participant’s Target Retirement Amount earned during the period that he or she is a Group I Participant (described in (i), below) and the Target Retirement Amount earned during the period that he or she is a Group II Participant (described in (ii), below), but shall not exceed the amount described in (iii), below:

(i)                                     the Participant’s Final Average Compensation, determined as of the day before Ms or her Redesignation Effective Date, multiplied by the Participant’s target percentage. This percentage shall equal 60% multiplied by a fraction, the numerator of which is the Participant’s years of Credited Service (including any extra years of Credited Service described in the first sentence of Section 5.5). not to exceed 20, earned as of such date and the denominator of which is 20; and

(ii)                                  the Participant’s Final Average Compensation during the period commencing on his or her Redesignation Effective Date, multiplied by a target percentage. This percentage shall equal 50% multiplied by a fraction, the numerator of which is the years of Credited Service (excluding any extra years of Credited Service described in the first sentence of Section 5.5), not to exceed 25, earned by the Participant beginning on his or her Redesignation Effective Date and the denominator of which is 25.

(iii)                               the Target Retirement Amount of the Redesignated Participant shall not exceed the amount that would have been his or her Target Retirement Amount if the Redesignated Participant had been a Group I Participant for the entire period that he or she has been a Participant in the Plan.

4.                                      The following sentence is added at the end of Section 3.2(a)(2) of Part B of the Plan:

In addition, in its absolute discretion, the Committee (or the Plan Administrator) may designate a Participant as a Redesignated Participant, effective as of the Redesignation Effective Date specified by the Committee (or the Plan Administrator).

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5.                                      New Section 5.3(d) is added to Part B of the Plan to read as follows:

(d)                                 If a vested Redesignated Participant described in Section 1.35B(ii) retires on an Early Retirement Date, the rules in Section 5.3(b) shall apply with respect to the portion of his or her Target Retirement Amount that is determined under Section 1.40(b)(i) and the rules in Section 5.3(c) shall apply with respect to the portion of his or her Target Retirement Amount that is determined under Section 1.40(b)(ii).

BANCWEST CORPORATION

Dated:	12/19/12	By:	/s/ MICHAEL BRACCO

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